UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NAVITAS SEMICONDUCTOR CORPORATION
(Name of Registrant as Specified In Its Charter)

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Navitas Semiconductor Corporation 3520 Challenger Street Torrance, California 90503

Notice of Annual Stockholders’ Meeting
and Proxy Statement

MEETING DATE:	Tuesday, July 8, 2025

TIME:	9:30 a.m.

PLACE:	Navitas Semiconductor Corporation 3520 Challenger Street Torrance, California 90503

ITEMS OF BUSINESS:	1.
To consider and act upon a proposal to elect to the board of directors three persons nominated by the board of directors to serve as Class I directors (see Proposal 1 at page 15 of the accompanying proxy statement).

	2.	To conduct an advisory vote on our executive compensation (see Proposal 2 at page 27 of the accompanying proxy statement).

3.
To consider and act upon a proposal to ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm for the year ending December 31, 2025 (see Proposal 3 at page 36 of the accompanying proxy statement).

	4.	To attend to other business that may properly come before the meeting.

RECORD DATE:	May 13, 2025

HOW TO VOTE:	See page 2 of the accompanying proxy statement for information on how to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be Held on July 8, 2025:	This notice, the accompanying proxy statement and our 2024 Annual Report are available at www.proxyvote.com

IMPORTANT:
So that as large a proportion as possible of stockholders’ interests are represented at the meeting, please vote as soon as possible to ensure your shares are represented and save soliciting expense to the company.

By order of the board of directors, Richard J. Hendrix, Chair Paul D. Delva, Secretary		May 29, 2025

(i)

(ii)

Navitas Semiconductor Corporation 3520 Challenger Street Torrance, California 90503

PROXY STATEMENT 2025 Annual Stockholders’ Meeting July 8, 2025, 9:30 a.m. Navitas Semiconductor Corporation 3520 Challenger Street Torrance, California 90503-1640

GENERAL INFORMATION

Why We Are Sending You This Proxy Statement

The board of directors is soliciting proxies to vote your shares at the upcoming annual stockholders’ meeting. Whenever a public company’s management solicits proxies for a meeting of stockholders, the company must send stockholders a proxy statement, annual report and other materials, or make those materials available to stockholders online. The contents, timing and method of delivering the meeting notice and other proxy materials are prescribed by Delaware and federal law, Securities and Exchange Commission (“SEC”) regulations and Nasdaq Stock Market listing standards and rules.

How You Receive Proxy Materials

Most stockholders will not receive printed copies of our proxy materials. Instead, on or about May 29, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials, which includes instructions for online access to this proxy statement, the form of proxy card and our annual report on Form 10-K for the year ended December 31, 2024 (our “2024 Annual Report”). Stockholders can access these proxy materials at www.proxyvote.com. This distribution process conserves resources and reduces costs to the company, while meeting our obligations to provide information relevant to our stockholders’ continued investment in Navitas. If you received the internet notice and would like to receive a printed copy of the proxy materials, please follow the instructions in the notice to request those materials.

However you choose to receive the proxy materials, we urge you to please review them and vote your shares as soon as possible to ensure your shares are represented at the meeting and to save additional soliciting expense to the company.

Proposals To Be Presented at the Meeting

The proxy process gives you the opportunity to direct how your shares will be voted on the following proposals to be presented at the annual meeting:

Proposal 1:	To elect three nominees as Class I directors to serve until the 2028 annual stockholders’ meeting.

Proposal 2:	To vote on an advisory resolution to approve our executive compensation (commonly known as “Say-On-Pay”).

Proposal 3:	To ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The proposals are described in greater detail below. If you vote online or by phone, or sign and return a proxy or voting instruction card (as applicable), your shares will be voted according to your instructions. If you sign and return a proxy card without specifying choices, your shares will be voted for each of the director nominees in Proposal 1, in favor of Proposals 2 and 4, and for a frequency of “every year” on Proposal 3. The persons named on the proxy card will have discretionary authority to vote proxies on any other matter that properly comes before the meeting or any adjournment or postponement, provided that, in the election of directors, proxies cannot be voted for more than two persons.

How to Vote — Your Form of Share Ownership Affects How You Can Vote

All shares of Navitas common stock have identical voting rights. However, as summarized below, differences in the form of share ownership affect how your shares can be voted at the annual meeting.

The procedures for voting are as follows:

For Stockholders of Record. Stockholders of record are those whose shares are registered directly in their names with our transfer agent, Continental Stock Transfer & Trust Company. Stockholders of record may vote by proxy online, vote by proxy over the phone, vote by proxy by mail using a proxy card, or vote in person at the meeting. Whether or not you plan to attend the meeting, we urge you to please vote by proxy in advance of the meeting to ensure your votes are counted. You may still attend the meeting and vote in person, even if you have already voted by proxy. Any votes you cast in person will supersede any previous votes that you may have submitted by proxy. Stockholders of record should follow the applicable instructions below:

•VOTE ONLINE - Visit www.proxyvote.com and follow the on-screen instructions. Have your proxy card and control number ready. To be counted, your online votes must be received by 11:59 p.m., Eastern Time, on July 7, 2025.
•VOTE BY PHONE - Call toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Have your proxy card and control number ready. To be counted, your telephone votes must be received by 11:59 p.m., Eastern Time, on July 7, 2025.
•VOTE BY MAIL: To vote using the proxy card, complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
•VOTE IN PERSON: To vote in person, attend and vote by ballot at the meeting.

For Beneficial Owners. Beneficial owners are those whose shares are held in a brokerage or bank account or held by another nominee. These shares are often referred to as “street name” shares. If you are a beneficial owner, you should have received a notice containing voting instructions from the broker, bank or other organization holding your shares, rather than from us or our transfer agent. To vote your shares, follow the voting instructions in that notice. Beneficial owners have the right to direct their brokers or nominees how to vote their shares, and are also invited to attend the annual meeting. However, since beneficial owners are not stockholders of record, they may not vote their shares in person at the meeting unless, before the meeting, they obtain a “legal proxy” from the broker, bank or other nominee that holds their shares, giving them the right to vote the shares at the meeting. If you are a beneficial owner and wish to vote your shares in person at the meeting, you must contact the broker, bank or other nominee that holds your shares, before the meeting, for information on how to obtain a legal proxy for such purpose.

Your Proxy Can Be Revoked

Stockholders of Record. If you are a stockholder of record, you can revoke your proxy at any time before your shares are voted at the meeting by filing a new proxy with the secretary of the company at the company’s principal executive offices, or by filing any instrument revoking your prior proxy. If you are a stockholder of record and attend the meeting in person, you may, if you wish, vote by ballot at the meeting, which would revoke any proxies previously given by any method.

Beneficial Owners. If you are a beneficial owner, you must contact the broker, bank or other nominee that holds your shares prior to the meeting if you wish to revoke or change prior voting instructions.

Voting Rights of Stockholders and Other Voting Requirements

Who May Vote. All holders of Navitas Semiconductor common stock at the close of business on May 13, 2025, the record date, are entitled to vote at the meeting. On that date there were 191,983,776 shares of common stock outstanding.

Voting Rights. Stockholders are entitled to one vote per share of common stock held on the record date for each matter submitted for a vote at the meeting.

Quorum. The holders of a majority of shares of common stock entitled to vote must be present in person or represented by proxy at the meeting to constitute a quorum and allow business to be conducted at the meeting. This means that holders of at least 95,991,889 shares must be present in person or represented by proxy at the meeting to constitute a quorum. If you vote online or by phone on any proposal, or sign and return a proxy or voting instruction card, your shares will be counted toward the quorum for the meeting, even if you abstain from voting or fail to specify choices on the card. If you are a beneficial owner and your broker votes your shares on any proposal, your shares will be counted toward the quorum for the meeting, even if your shares constitute broker non-votes (as described below) on one or more other proposals.

Broker Non-Votes. So-called “broker non-votes” occur when brokers holding shares on behalf of their beneficial owner customers do not receive voting instructions from those customers sufficiently in advance of the meeting. When this happens, brokers may or may not have discretion to vote those shares under applicable stock exchange rules, depending on the nature of the proposal. If, for a particular proposal, the broker does not receive instructions from the beneficial owner, and the broker is not permitted to vote the shares without instructions, then the shares will not be voted on that proposal and will be referred to as broker non-votes on that proposal. For our 2025 annual meeting, brokers that do not receive instructions from their customers may vote in their discretion only on Proposal 3 (ratification of independent registered public accounting firm). On Proposal 1 (election of directors) and Proposal 2 (Say-On-Pay), if you are a beneficial owner and do not give your broker specific voting instructions sufficiently in advance of the meeting, your shares cannot be voted on those proposals, and your shares would then be referred to as broker non-votes on those proposals. If a broker votes your shares on Proposal 3, your shares will be counted toward the quorum for the meeting even if your shares constitute broker non-votes on either or both of the other proposals. The effects of broker non-votes on the outcome of each proposal are discussed in the following paragraphs.
Vote Requirements to Approve Proposals; Effects of Abstentions and Broker Non-Votes. In the election of directors (Proposal 1), directors are elected by a plurality of votes cast. You may vote (or give instructions to vote) your shares “For” one or more nominees, or you may “Withhold” (or give instructions to “Withhold”) your vote from one or more nominees. The nominees for election who receive the most “For” votes will be elected to the available positions on the board, regardless of the number of “Withhold” votes received. Since “Withhold” votes and broker non-votes are not votes “For” a nominee, they will have no effect on the outcome of Proposal 1.

Proposal 2 is a non-binding resolution to approve our executive compensation as disclosed in this proxy statement. Although this advisory vote is not binding upon the company, the compensation committee and the board of directors will review the voting results and take them into consideration when making decisions regarding compensation programs. You may vote “For” or “Against” the proposal, or you may abstain. Under our bylaws, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor, meaning the number of votes “For” the proposal must exceed the number of votes “Against.” Abstentions and broker non-votes will have no effect on the outcome of the proposal because they do not reflect votes cast “For” or “Against” the proposal.

In Proposal 3, we are seeking non-binding stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025. You may vote “For” or “Against” the proposal, or you may abstain. Under our bylaws, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor, meaning the number of votes “For” the proposal must exceed the number of votes “Against.” Abstentions will have no effect on the outcome of the proposal because they do not reflect votes cast “For” or “Against” the proposal. Since brokers will have discretion to vote their customers’ shares on this proposal, broker non-votes are not expected to occur.

The inspector of election appointed for the meeting will tabulate votes and also determine whether a quorum is present.

Voting on Other Matters
The board of directors is not aware of matters to be brought before the meeting other than as set forth in the meeting notice. If any other matters properly come before the meeting, the persons named in the enclosed proxy card or their substitutes will have discretion to vote in accordance with their best judgment on such matters, provided that in no event may proxies be cast for more than three director nominees.

Proxy Solicitation; Expenses
Navitas will bear all costs of soliciting proxies for the meeting. Our directors, officers and employees may solicit proxies from stockholders personally or by email, telephone, postal mail or otherwise. Directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of our common stock held of record by them and such parties will be reimbursed for their reasonable expenses.

List of Stockholders
In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date, between the hours of 9:00 a.m. and 5:00 p.m., local time, at our offices at 3520 Challenger Street, Torrance, CA 90503.

Voting Confidentiality
Proxy cards, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to unrelated third parties except as required by law.

Changes to Meeting Date, Time, Location or Meeting Format Due to Covid-19 or Similar Concerns
Although the 2025 annual meeting is currently scheduled as an in-person meeting, it is possible that we will need to change the date, time or location of the meeting, or change the meeting to an online-only format, due to concerns over Covid-19 or similar circumstances. In such event we will announce the change by issuing a press release and filing the announcement with the SEC as definitive additional soliciting material, among other steps intended to inform stockholders, intermediaries and other meeting participants of the change.
So that as large a proportion as possible of stockholders’ interests are represented at the meeting, please vote as soon as possible. Voting early ensures your shares will be represented at the meeting and saves additional soliciting expense to the company.

CORPORATE GOVERNANCE

Board Structure and Directors’ Terms of Office
Navitas’ business and affairs are managed under the direction of our board of directors, which currently consists of eight members, five of whom have been determined by the board of directors to be “independent” from the company and its management under applicable SEC regulations and Nasdaq Stock Market listing standards.

Under our second amended and restated certificate of incorporation (which we refer to simply as our certificate of incorporation), our board of directors is divided into three classes, referred to as Class I, Class II and Class III, with members of each class serving staggered three-year terms. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. The classification of our board may have the effect of delaying or preventing changes in control of our company.
The following table sets forth the names, ages as of March 31, 2025, and certain other information regarding each member of the board, including the nominees for election as Class I directors at the upcoming annual meeting. Biographical information about each director follows the table.

			Current Term Expires	Board Committees and Roles
Name	Age	Positions		Executive Steering Committee	Audit Committee	Compensation Committee	Governance and Sustainability Committee

Nominees for Reelection:
Gene Sheridan*	59	Class I Director, President and Chief Executive Officer	2025
Ranbir Singh*†	55	Class I Director	2025
Cristiano Amoruso†	45	Class I Director	2025

Continuing Directors:
Brian Long	68	Class II Director	2026
David Moxam	68	Class II Director	2026
Dipender Saluja	60	Class II Director	2026
Richard J. Hendrix	59	Chair of the Board, Class III Director	2027
Gary K. Wunderlich, Jr.	55	Class III Director	2027

*
Under applicable Nasdaq listing standards and SEC rules, only independent directors may serve on the Audit Committee, Compensation Committee and Governance and Sustainability Committee. Hence, as current or previous executive officers of the company within the past three years, Mr. Sheridan and Dr. Singh are not eligible to serve on those committees.
						CHAIR	MEMBER

†	Dr. Singh was appointed by the board of directors on November 26, 2024, to fill a newly created Class I directorship. Mr. Amoruso was appointed by the board of directors on May 8, 2025, to fill a vacant Class I directorship created by Daniel M. Kinzer’s previously announced resignation from the board. Under our certificate of incorporation and bylaws, directors who are appointed to fill newly created directorships or vacancies will hold office until the expiration of the term of the director class in question or the new director’s earlier resignation, removal or death. The board of directors has not yet determined the committees of the board on which Mr. Amoruso will serve.

Biographical Information for Directors
Class I Directors Nominated for Reelection for Terms Expiring at the 2028 Annual Stockholders’ Meeting
Gene Sheridan. Mr. Sheridan is our President and Chief Executive Officer, and is the Chair and a Class I member of our board of directors. His current term of office as a director is scheduled to expire at the upcoming 2025 annual stockholders’ meeting. Mr. Sheridan co-founded Navitas and has served as President, Chief Executive Officer and member of the Navitas board since 2014. Mr. Sheridan has over 30 years of experience in the power management and semiconductor industry. From 2013 through 2015, Mr. Sheridan served as Chief Executive Officer of Empower Semiconductor, a provider of power management services, and since then has served as its executive chairman. From 2011 through 2013, he served as Senior Vice President and General Manager, Wireless Products Group at SMSC (now part of Microchip Technology, Inc.), a provider of mixed-signal, analog and Flash-IP solutions. From 2006 to 2011, he served as Chief Executive Officer of BridgeCo (now part of Microchip Technology, Inc.), a networking media semiconductor company. Prior to that, Mr. Sheridan held various roles at International Rectifier, a power management technology company (now part of Infineon Technologies), from 1988 to 2006, including Vice President, Processor Power Group and Vice President, Consumer & Communications Business Unit. Mr. Sheridan received a Bachelor of Science, Electrical Engineering (BSEE) in 1988 from Clarkson University.

We believe Mr. Sheridan is qualified to serve on our board due to his extensive executive management and power management and semiconductor industry leadership experience as well as his deep knowledge of Navitas’ technology and business operations.

Ranbir Singh. Dr. Singh was elected to a new Class I directorship on November 26, 2024, to serve until the upcoming 2025 annual stockholders’ meeting. Under our certificate of incorporation and bylaws, directors who are appointed to fill newly created directorships hold office until the expiration of the director class to which they are appointed or the director’s earlier resignation or removal. Dr. Singh as previously a member of Navitas’ senior management team following the company’s acquisition of GeneSiC Semiconductor Inc. (“GeneSiC”) on August 15, 2022, including as Executive Vice President, GeneSiC Business, until July 31, 2024. Dr. Singh was previously President and CEO of GeneSiC, which he founded in 2004. Prior to that he conducted research on silicon carbide (SiC) power devices, first at Cree Inc. (now Wolfspeed, Inc.) and then at the National Institutes of Standards and Testing (NIST). Dr. Singh has published on a wide range of SiC and power technology subjects, including PiN, JBS and Schottky diodes, MOSFETs, IGBTs, Thyristors and field-controlled thyristors. He received Ph.D. and M.S. degrees in Electrical and Computer Engineering from North Carolina State University and a B. Tech. degree from the Indian Institute of Technology, Delhi.

We believe Dr. Singh is qualified to serve on our board due to his leadership experience as founder and president of GeneSiC as well as his deep knowledge of silicon carbide technology and markets generally and GeneSiC’s technology and business specifically.

Cristiano Amoruso. Mr. Amoruso was appointed as a director on May 8, 2025 to fill a vacant Class I directorship created by Daniel M. Kinzer’s previously announced resignation from the board. Under our certificate of incorporation and bylaws, directors who are appointed to fill vacancies hold office until the expiration of the term of the class to which they are appointed. Hence Mr. Amoruso’s current term of office as a director is scheduled to expire at the upcoming 2025 annual stockholders’ meeting. Between 2019 and January 2025 Mr. Amoruso served as director of Suniva, Inc., a manufacturer of semiconductor photovoltaic cells, and from 2023 to January 2025 was its Chief Executive Officer. From 2015 to January 2025 Mr. Amoruso was an analyst at Lion Point Capital, LP, an investment firm seeking to create value at public and private companies by driving operational, structural and regulatory changes. Prior to Lion Point, Mr. Amoruso was a director at Starboard Value LP, a New York-based investment adviser with a fundamental approach to investing in and driving value at publicly traded U.S. companies. Before that he was an investor at Infracapital, the infrastructure private equity manager of M&G Investments (LON: MNG). Mr. Amoruso received an M.B.A. from Columbia Business School, and graduated from the University of Bari, Italy, where he received a Laurea (Bachelor’s Degree), 110/110 e lode, in economics and business. Mr. Amoruso is a CFA Charterholder.

We believe Mr. Amoruso is qualified to serve on our board due to his extensive investment and advisory background, including in connection with products and technologies directly related to the company’s businesses.

Class II Directors Continuing in Office until the 2026 Annual Stockholders’ Meeting
Brian Long. Mr. Long is a Class II member of our board whose term of office as a director is scheduled to expire at the 2026 annual stockholders’ meeting. Mr. Long has been a member of our board of directors since 2015 and, since the consummation of the Business Combination he has served as Lead Independent Director. He is a member of the audit committee, compensation committee, and nominating and governance committee. Mr. Long is a founder and has served as Managing Partner of Atlantic Bridge Capital, a venture capital firm, since 2004. Prior to that, he co-founded and from 1993 to 2003 served as Chief Executive Officer of CEVA (Parthus), a semiconductor company which went public. Mr. Long also co-founded and was chairman of GloNav Inc. (now part of NXP), from 2006 to 2008, which developed the first single-chip GPS solutions used on Samsung Galaxy mobile phones. Mr. Long is an investor and currently serves as a board member of various technology companies, including Intel Movidius since 2013, Quixey since 2012 and Hedvig Inc. since 2013. Previous investment and board seats include Maginatics, Inc. (now part of EMC), Ozmo Devices (now part of Atmel), BridgCo (now part of SMSC), Silicon Blue Technologies (now part of Lattice Semiconductor) and Osmetta Inc. (now part of Facebook). Mr. Long holds a Master’s in Electronic Engineering from Trinity College, Dublin.

We believe Mr. Long is qualified to serve on our board based on his experience as a board member of technology companies and his investing experience.

David Moxam. Mr. Moxam is a Class II member of our board whose term of office as a director is scheduled to expire at the 2026 annual stockholders’ meeting. He is also chair of the compensation committee and a member of the audit committee. He has been a member of our board of directors since 2014. Mr. Moxam is a founder and has been the Managing Partner of Malibu IQ, LLC, a venture capital firm, since 2011. Malibu IQ was an original investor in Navitas. Mr. Moxam was a founder of Authentix, Inc., a global provider of authentication and information services to central banks and global pharmaceutical and energy companies, and served as its Chief Executive Officer from 2002 to 2012. Prior to Authentix, he was President of the Global Financial division of EDS Corp., which went public in 1996. He is the Executive Chairman and serves as a board director at Decisio Health, Inc., the first FDA-accepted clinical decision support software platform for clinical care in hospitals that aims to improve clinical outcomes. Mr. Moxam was a founding member of the board of directors at PeopleShores PBC, a technology services provider and impact sourcing partner for socially conscious corporations, since 2017. Mr. Moxam has received various recognitions, including the Queen’s Award for Enterprise in the U.K., and he was an Ernst & Young Entrepreneur of the Year for Technology in the U.S. Mr. Moxam holds graduate diplomas in Physics and Business Administration from Laurentian University in Canada and has participated in corporate executive programs with INSEAD, an international business school in France.

We believe Mr. Moxam is qualified to serve on our board based on his experience as a member of the Navitas board and his executive and board level experience at disruptive technology companies.

Dipender Saluja. Mr. Saluja is a Class II member of our board whose term of office as a director is scheduled to expire at the 2026 annual stockholders’ meeting. He is also chair of the nominating and governance committee. He has been a member of our board since 2015. Mr. Saluja has served as Managing Director of Capricorn Investment Group, an investment firm, since 2006. Prior to Capricorn Investment Group, he served in various operating roles at Cadence Design Systems, an electronic design company, from 1990 to 2006. Mr. Saluja currently serves on the boards of QuantumScape (NYSE: QS), Joby Aviation, Inc. (NYSE: JOBY) and several private companies. Mr. Saluja also currently serves as a Commissioner of the Global Commission to End Energy Poverty (GCEEP), on the leadership council of Cyclotron Road, on the Investment Advisory Committee of the PRIME Coalition, on the Investment Council of CalStart, and on the Advisory board of the Institute On The Environment.

We believe Mr. Saluja is qualified to serve on our board because of his extensive operational, management, strategy, investment and directorship experience, particularly in the areas of technology, electronics, semiconductors, transportation, renewable energy and cleantech.
Class III Directors Continuing in Office until the 2027 Annual Stockholders’ Meeting
Richard J. Hendrix. Mr. Hendrix is a Class III member of our board whose term of office as a director is scheduled to expire at the 2027 annual stockholders’ meeting. Mr. Hendrix has been a member of our board, chair of the audit committee and a member of the compensation committee since October 2021. He has served as chair of the board since April 23, 2025 pursuant to the previously disclosed agreement of that date between the company, on the one hand, and Ranbir Singh and SiCPower, LLC, on the other hand. Mr. Hendrix served as chief executive officer and a member of the board of directors of the registrant (then named Live Oak Acquisition Corp. II) from August 2020 to the closing of the Business Combination in October 2021. Mr. Hendrix has been operating executive for Crestview Advisors, a middle market focused private equity firm, since 2017. From January 2020 to December 2020, Mr. Hendrix served as an officer and director of Live Oak Acquisition Corp., a blank check company that consummated a business combination with Meredian Holdings Group, Inc., which was renamed Danimer Scientific, Inc. at the closing of the business combination. Mr. Hendrix continues to serve as a director of Danimer Scientific, Inc. From January 2021 to March 2023, Mr. Hendrix was chief executive officer and a member of the board of directors of Live Oak Mobility Acquisition Corp., a blank check company that redeemed all of its outstanding public shares in March 2023. From February 2021 to November 2023, Mr. Hendrix was chief executive officer and a director of Live Oak Crestview Climate Acquisition Corp., a blank check company which redeemed its shares in 2023. Mr. Hendrix previously was an executive at FBR & Co., a capital markets firm, in a variety of roles from 1999 to 2008 and as chief executive officer from 2009 to FBR’s sale in 2017, including serving as chairman from 2012 to 2017. Prior to FBR, Mr. Hendrix was a Managing Director in PNC Capital Markets’ investment banking group and headed PNC’s asset-backed securities business. Mr. Hendrix received his B.S. in Finance from Miami University.

We believe Mr. Hendrix is qualified to serve on our board due to his extensive finance, investment and advisory background.

Gary K. Wunderlich, Jr. Mr. Wunderlich is a Class III member of our board whose term of office as a director is scheduled to expire at the 2027 annual stockholders’ meeting. He also serves as a member of the nominating and governance committee. Since December 2023, Mr. Wunderlich has been President and CEO of PNFP Capital Markets, Inc. a wholly owned subsidiary of Pinnacle Financial Partners Inc (NASDAQ: PNFP). Mr. Wunderlich served as an officer of Live Oak Acquisition Corp. II from August 2020 to the consummation of the Business Combination on October 19, 2021. Since February 2022 Mr. Wunderlich has served as a Director of Valuence Merger Corp. I (NASDAQ: VMCA), a blank check company focused on combining with a merger target based in Asia (excluding China, Hong Kong and Macau). From February 2021 to November 2023, Mr. Wunderlich was President, Chief Financial Officer, Secretary and a member of the board of directors of Live Oak Crestview Climate Acquisition Corp., a blank check company which redeemed its shares in 2023. From January 2020 to December 2020, Mr. Wunderlich served as an officer of Live Oak Acquisition Corp., a blank check company that consummated a business combination with Meredian Holdings Group, Inc., which was renamed Danimer Scientific, Inc. at the closing of the business combination. Mr. Wunderlich is co-founder and managing partner of Live Oak Merchant Partners, a merchant bank providing capital and advisory services to middle market companies across a wide range of industries. Prior to co-founding Live Oak in 2019, Mr. Wunderlich was the founder and Chief Executive Officer of Wunderlich Securities, Inc. (“WSI”), a full-service investment banking and brokerage firm, from 1996 until its merger in 2017 with B. Riley Financial, Inc. From 2016 to 2018 Mr. Wunderlich was a member of the Securities Industry and Financial Markets Association’s (“SIFMA”) National Board of Directors. He was also a founding board member of the American Securities Association from its inception in 2016 until 2018. Mr. Wunderlich also served in various capacities with the Financial Industry Regulatory Authority (FINRA) including serving on the National Advisory Board, serving on the District 5 Committee as both a Member and Chairman, and serving as a Member of the National Membership Committee. Mr. Wunderlich received a B.A. in Economics from the University of Virginia and an M.B.A. from the University of Memphis.

We believe Mr. Wunderlich is qualified to serve on our board due to his extensive investment and securities background.

Director Independence

The Nasdaq Stock Market rules require that a majority of our board of directors be independent of the company and its management. Those rules also generally require that the three standing committees of the board be comprised solely of independent directors. For these purposes an “independent director” is defined generally as a person other than an executive officer or employee of the listed company or any other individual having a relationship which, in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The board of directors reviews the independence of each of its members annually. On the basis of its most recent review, the board determined that all current members of the board of directors who were members of the board at the time of such review, other than Mr. Sheridan, who is an employee of the company, is an independent director under the Nasdaq rules.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our president and chief executive officer, chief financial officer, and other executive and senior officers. The full text of our code of business conduct and ethics is posted on the investor relations page of our website, at https://ir.navitassemi.com/corporate-governance/documents-charters. This reference to our website does not include or incorporate by reference the information on that website into this proxy statement. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions, on our website or in public filings to the extent required by applicable regulations or other requirements.

Board Leadership Structure and Role in Risk Oversight

Board Leadership. Mr. Sheridan, our President and CEO, served as chair of the board of directors from the closing of the Business Combination on October 19, 2021 until April 23, 2025. When Mr. Sheridan was elected chair, the board also elected Mr. Long as lead independent director. The board of directors believes it is in the best interests of the company and its stockholders that the board make its own determinations, from time to time, based on all of the then-current facts and circumstances, regarding whether to separate the roles of board chair and CEO and whether the board chair, if not the CEO, should be an independent director. Consistent with this belief, on April 23, 2025, the board appointed Richard J. Hendrix, an independent director, as chair of the board pursuant to the previously disclosed agreement of that date between the company, on the one hand, and Ranbir Singh and SiCPower, LLC, on the other hand. The board believes the current leadership structure is appropriate given that agreement and the company’s and the board’s current needs.

Risk Oversight. Our management is responsible for day-to-day risk management of the company, subject to oversight by the board of directors and its committees with regard to the major risks inherent in our business, including strategic, regulatory, compliance, operational, financial, reputational and cybersecurity risks, and the efforts of management to address and mitigate such risks.

The board of directors receives reports concerning our risk assessment and risk management. In addition, the audit committee meets periodically with our independent auditors, with our general counsel and with management, to discuss the company’s major financial and other risk exposures and the steps to monitor and control such exposures. In addition, the board reviews information regarding other risks through reports of its other committees.

Restrictions on Hedging, Short Sales and Speculative Transactions

The board of directors believes that it is undesirable for our directors, officers and employees to engage in hedging or speculative transactions that may put the personal gain of the insider in conflict with the best interests of Navitas and its stockholders, or otherwise give the appearance of impropriety. Therefore, under Navitas’ Insider Trading Policy, directors, officers and employees of Navitas and its affiliates, whether or not in possession of material non-public information, are prohibited from (a) entering into hedging or monetization transactions (including but not limited to zero-cost collars, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments), (b) trading in options, warrants, puts and calls or similar instruments on our securities on margin, and (c) selling our securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery).

Insider Trading Policy

We have adopted an insider trading policy designed to promote compliance with insider trading laws, rules and regulations, and listing standards that apply to us. Among other provisions, the policy:

•prohibits trading by any Navitas director, officer or employee or their family members, while in possession of material nonpublic information;
•prohibits trading during scheduled “trading blackout” periods that generally begin on or around the 15th day of the last month of each calendar quarter and end one trading day after that quarter’s financial results have been announced by the company (except for trades under duly established 10b5-1 trading plans and certain “sell-to-cover” transactions solely to the extent necessary to satisfy minimum withholding tax requirements);
•encourages and facilitates directors, officers, and employees to utilize trading plans intended to satisfy the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934; and
•require executive officers and other key employees generally having access to nonpublic information to obtain authorization from the company compliance officer before executing trades in company securities, at any time.
The foregoing summary of our insider trading policy is qualified in its entirety by reference to the full text of the policy, which has been filed as Exhibit 19.1 to our 2024 Annual Report.

Policies and Practices Related to Stock Option and Similar Awards in Proximity to Material Disclosures

In September 2022 we adopted a policy and procedures for granting equity-based awards, which applies to all equity-based awards to directors, officers, employees, and consultants under our equity plans, including stock options, stock appreciation rights, restricted stock, restricted stock units (RSUs), performance shares and performance units. Although our equity incentive plan provides for the issuance of stock options, virtually all of our equity-based awards consist of RSUs, with the notable exception of LTIP option awards granted to three of our executive officers in 2021 and 2022 as discussed below under “Executive and Director Compensation—Long-Term Incentive Performance Awards to Executive Officers.”

Under the policy, it is the intent of the company not to manipulate the timing of the public release of material information, or the timing of any equity-based award, with the intent of benefiting an award recipient. Further, it is the intent of the policy that all equity-based awards be made during “open trading windows” as much as possible, i.e., at times when trading in Navitas securities is otherwise generally permitted under our Insider Trading Policy. The policy provides that annual equity-based awards are made on a fixed date each year, following the public announcement of the previous year’s financial results. The board of directors or its compensation committee may change the annual grant date for any particular year if the company is in possession of material non-public information or if the board or the compensation committee otherwise determines that making grants on such date would not be in the company’s best interests. We have never timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

The foregoing summary of our policy and procedures for granting equity-based awards is qualified in its entirety by reference to the full text of the policy, which has been filed as Exhibit 19.2 to our 2024 Annual Report.

During our last completed fiscal year we did not award stock options, stock appreciation rights or similar awards to any of our executive officers.

Communications with the Board of Directors
Stockholders who would like to send communications to our board of directors may do so by contacting our corporate secretary by any of the following methods:

Postal Mail	Corporate Secretary Navitas Semiconductor Corporation 3520 Challenger Street Torrance, CA 90503-1640, U.S.A.

Email	secretary@navitassemi.com

Phone	‘+1 (844) 654-2642

Stockholders may direct such communications to the chair of the board, board committee or committee chair, any individual director or the board as a group. We suggest, but do not require, that such submissions include the name and contact information of the stockholder making the submission and a description of the matter that is the subject of the communication. Communications are distributed by the secretary to the board, committee, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the board requests that certain items which are unrelated to the duties and responsibilities of the board be excluded, and has instructed the secretary not to forward junk mail, job inquiries, business solicitations, or offensive or otherwise inappropriate materials.

Board Meetings and Committees
During our last fiscal year ended December 31, 2024, our board of directors held eleven meetings, the audit committee held eight meetings, the compensation committee held five meetings, and the governance and sustainability committee held two meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the board and the committees on which the director served. It is the policy of our board to regularly have separate meeting times for independent directors without management present.

Our board of directors has a standing audit committee, compensation committee, and governance and sustainability committee (formerly named the nominating and governance committee). The composition and responsibilities of each of the committees of our board is described below. Members serve on these committees until their resignation or until otherwise determined by the board.

Since, in our board members’ experience, holders of the vast majority of shares in public companies similar in size and nature to Navitas choose to vote their shares through the proxy process and, generally, do not themselves attend annual meetings of stockholders, our board has not adopted a formal policy regarding attendance by members of our board of directors at annual stockholders’ meetings. All members of the board participated in the 2024 annual stockholders’ meeting, including two who attended in person and five who joined remotely.

Audit Committee

The members of our audit committee are Richard J. Hendrix (chair), Brian Long and David Moxam. The board has determined that each committee member satisfies the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The board has also determined that Mr. Hendrix is an “audit committee financial expert,” as that term is defined in SEC rules, among other reasons because of his extensive finance, investment and advisory background as described above under “Biographical Information for Directors—Richard J. Hendrix.”

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems and our legal compliance. Our audit committee responsibilities also include, among other things:

•selecting and hiring the independent registered public accounting firm to audit our financial statements;
•overseeing the performance of the independent registered public accounting firm and taking those actions as it deems necessary to satisfy itself that the accountants are independent of management;
•reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal control over financial reporting and disclosure controls;
•reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
•overseeing our policies on risk assessment and risk management;
•reviewing related party transactions; and
•approving or, as required, pre-approving, all audit and all permissible non-audit services and fees to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and Nasdaq listing standards. A current copy of the charter is available on our website at https://ir.navitassemi.com/corporate-governance/documents-charters. This reference to our website does not include or incorporate by reference the information on that website into this proxy statement.

Compensation Committee

The members of our compensation committee are David Moxam (chair), Brian Long and Richard J. Hendrix. The board has determined that each committee member satisfies the requirements for independence under the applicable rules and regulations of the SEC and Nasdaq.

Our compensation committee oversees our corporate compensation programs. The compensation committee responsibilities also include, among other things:

•reviewing, and recommending to the board for approval, the compensation of our chief executive officer;
•reviewing and approving the compensation of our other executive officers;
•reviewing, and recommending to the board for approval, the compensation of directors;
•overseeing our overall compensation philosophy and compensation policies, plans and benefit programs for employees, including our executive officers;
•reviewing, approving and making recommendations to our board of directors regarding incentive compensation and equity plans; and
•overseeing the administration our equity compensation plans.

Our compensation committee operates under a written charter approved by our board of directors which satisfies the applicable SEC rules and regulations and Nasdaq listing standards. A current copy of the charter is available on our website at https://ir.navitassemi.com/corporate-governance/documents-charters. This reference to our website does not include or incorporate by reference the information on that website into this proxy statement.

The compensation committee generally reviews all elements of executive officer compensation in the first quarter of each year, in connection with the company’s annual performance review process and the board’s review of the company’s performance in the previous year. As part of this review the committee receives reports from, and consults with, an independent compensation consultant regarding current benchmarks and customary compensation levels and practices by similarly situated companies. The committee considers recommendations of the chief executive officer regarding the elements of compensation of executive officers based on such benchmark information. The committee does not delegate to any other persons any of its authority over executive compensation under the committee’s charter.

Governance and Sustainability Committee

The members of our governance and sustainability committee are Dipender Saluja (chair), Brian Long and Gary K. Wunderlich, Jr. The board has determined that each committee member satisfies the requirements for independence under the applicable rules and regulations of the SEC and Nasdaq.

The nominating and governance committee is responsible for, among other things:

•identifying, evaluating and selecting, or making recommendations to the board of directors regarding, nominees for election to the board of directors and its committees;
•reviewing and providing oversight over Navitas’ environmental, social and governance (ESG) framework, including in connection with with climate- and sustainability-related initiatives and other actions associated with the environment (see below under “Oversight of Sustainability Initiatives”);
•evaluating the performance of the board of directors and of individual directors;
•considering, and making recommendations to the board of directors regarding, the composition of the board of directors and its committees;
•reviewing developments in corporate governance practices;
•evaluating the adequacy of the corporate governance practices and reporting; and
•developing, and making recommendations to the board of directors regarding, corporate governance guidelines and matters.

Our nominating and governance committee operates under a written charter approved by our board of directors and that satisfies the applicable SEC rules and regulations and Nasdaq listing standards. A current copy of the charter is available on our website at https://ir.navitassemi.com/corporate-governance/documents-charters. This reference to our website does not include or incorporate by reference the information on that website into this proxy statement.

In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the committee evaluates all factors that it deems appropriate, including the number of current directors. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of the board. In determining whether to recommend a director for re-election, the committee also considers matters relating to the retirement of members, the director’s past attendance at meetings, participation in and contributions to the board and other qualifications and characteristics set forth in the committee’s charter.

Executive Steering Committee

On April 23, 2025, the company entered into an agreement with Ranbir Singh, a member of our board of directors, and SiCPower, LLC, a stockholder of the company affiliated with Dr. Singh. For more information about the agreement with Dr. Singh, see “Certain Relationships and Related Transactions—Agreement with Ranbir Singh and SiCPower, LLC ” below.

Under the agreement, the company agreed to form an Executive Steering Committee of the board, to be chaired by Dr. Singh and with Mr. Hendrix and Mr. Moxam as members. The board has delegated to the Executive Steering Committee responsibility for the oversight of certain strategic matters, including to review and offer recommendations on capital allocation, expense management, certain senior hiring and succession planning processes. Pursuant to the agreement, the committee is in the process of developing a committee charter further refining the committee’s role, responsibilities and operations.

Oversight of Sustainability Initiatives

In 2023 the board of directors formalized the company’s governance over environmental, social and governance (ESG) initiatives and programs by vesting the responsibility and authority for ESG oversight in the governance and sustainability committee, consistent with that committee’s overall responsibility to consider evolving corporate governance best practices. In addition to changing the name of the committee (from “nominating and governance committee”), the board amended the committee’s charter to provide specific responsibility for the committee to:

Review and provide oversight over the Company’s environmental, social and governance (ESG) framework, including without limitation in connection with climate- and sustainability-related initiatives and other actions associated with the environment. The Committee will assist the Board in providing guidance to management in respect of strategy, risk management, opportunities and expenditures, among other subjects relating to ESG matters.

Core Elements of Navitas’ Environmental Sustainability Program.

Enable energy and emissions reductions through our leading-edge power semiconductor technologies. Navitas’ sustainability program is directly aligned to our business plan and growth priorities. Our mission to Electrify Our World™ is built on energy efficiency and the transition from fossil fuels to renewable sources of electricity, which are the core of our business. Our gallium nitride (GaN) and silicon carbide (SiC) products are at the heart of the new world economy focused on more sustainable solutions to energy generation, due to their high efficiency and other performance factors that enable up to 3x more power and 3x faster charging in half the size and weight of traditional silicon solutions. As a result, GaN- and SiC-based solutions are displacing legacy silicon chips in power conversion and battery-charging applications. Navitas’ technology roadmap drives ever-improving power conversion efficiency as well as lower-cost manufacturing with a lower CO2 footprint. Similarly, market penetration of GaN- and SiC-based products (from Navitas as well as other suppliers) in power conversion and charging applications will directly contribute to global CO2 emission reductions in energy generation and energy consumption.

Measure, document and communicate the environmental benefits of our products. In 2021 we set out to publish what we believe to be the first annual reporting of Scope 1, 2 and 3 emissions as well as the kilowatt hours and and CO2 emissions saved by our products. We have published the Navitas Semiconductor Sustainability Report annually since 2021. For example we documented that the CO2 footprint to manufacture and ship gallium nitride products is up to 10x lower than silicon and reduces end application footprint by up to 30%. Similarly, our sustainability reports showed how improvements in the performance of electric vehicles (EVs) could accelerate worldwide EV adoption by three years and save up to 20% of road-sector emissions by 2050.

Reduce our own carbon footprint. Navitas is dedicated to enabling the transition to a net-zero future and achieving carbon neutrality in our business. In May 2022, Navitas Semiconductor announced that it was the world’s first semiconductor company to achieve CarbonNeutral®-company certification from the leading experts on carbon-neutrality and climate finance, Climate Impact Partners. Certification has continued, now including the GeneSiC team and portfolio. In addition to being CarbonNeutral-certified, our annual sustainability report includes published targets for scope 1 through 3 carbon footprint intensity reductions. Our calculations and CarbonNeutral certification are provided by recognized third-party experts in carbon footprint reduction.

For additional information about Navitas’ sustainability initiatives, visit https://navitassemi.com/environment-social-governance/. This reference to our website does not include or incorporate by reference the information on that website into this proxy statement.

Board Diversity

In determining whether to recommend a director nominee, the committee members consider and discuss diversity, among other factors, with a view toward the needs of the board as a whole. The committee members generally conceptualize diversity broadly to include, without limitation, concepts such as race, national origin, gender, sexual orientation, differences of viewpoint, professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board. The committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. The committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a board that best serves the needs of the company and the interests of its stockholders.

Stockholder Recommendations for Director Nominees

The governance and sustainability committee will consider recommendations of qualified nominees by stockholders on a substantially similar basis as it considers other nominees. Stockholders who wish to recommend candidates directly to our governance and sustainability committee should send timely notice to the secretary of the company at our principal executive offices at the address below, together with information about the director candidate and the stockholder making the recommendation that would otherwise be required by the terms of our bylaws if the stockholder was nominating the individual for election to our board. To be timely, a stockholder’s notice must be delivered to the secretary not less than 60 days nor more than 120 days prior to the first anniversary of the preceding year’s annual stockholders’ meeting. The committee may also request additional information concerning the director candidate that it deems reasonably required to determine the eligibility and qualification of the director candidate to serve on the board. Recommendations should be sent by mail to the attention of the corporate secretary; see above under “Communications with the Board of Directors.”

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. For more information on the structure and composition of the board, see “Board of Directors and Corporate Governance,” above.

At the 2025 annual stockholders’ meeting, three Class I directors will be elected to our board of directors by the holders of our common stock, each to serve for a three-year term expiring at the 2028 annual stockholders’ meeting, or until the election and qualification of the director’s successor or such director’s earlier death, resignation or removal.

Nominees for Director

Our board of directors has nominated Gene Sheridan, Ranbir Singh and Cristiano Amoruso, who are current Class I directors, as nominees for reelection to our board of directors at the annual meeting as Class I directors. If elected, Mr. Sheridan, Dr. Singh and Mr. Amoruso will each continue to serve as a Class I director until the 2028 annual stockholders’meeting and until his successor is duly elected and qualified or until his earlier death, resignation or removal. For more information concerning the nominees, please see the biographical information in “Biographical Information for Directors,” above.

Mr. Sheridan, Dr. Singh and Mr. Amoruso have agreed to serve, if elected, and management has no reason to believe that any will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee who may be proposed by the governance and sustainability committee and designated by the present board of directors to fill the vacancy. Proxies may not be voted for more than three nominees.

Required Vote

The Class I directors elected to the board of directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. In other words, the nominees receiving the highest number of “For” votes will be elected as Class I directors. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, for the election of Mr. Sheridan, Dr. Singh and Mr. Amoruso. “Withhold” votes and broker non-votes will have no effect on this proposal (for more information, see “General Information—Vote Requirements to Approve Proposals; Effects of Abstentions and Broker Non-Votes,” above).

The board of directors recommends that stockholders vote “For” the reelection of each of Gene Sheridan, Ranbir Singh and Cristiano Amoruso as Class I directors, each to serve until the 2028 annual stockholders’ meeting and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

EXECUTIVE OFFICERS
The following table sets forth the name, age, and position of each of our current executive officers as of March 31, 2025. Executive officers are appointed by and serve at the discretion of the board of directors, subject to the terms and conditions of their respective employment agreements and applicable company policies.

Executive Officer	Age	Position
Gene Sheridan	59	President and Chief Executive Officer, Class I Director
Todd Glickman	40	Senior Vice President, Chief Financial Officer and Treasurer

For biographical information about Mr. Sheridan, see “Biographical Information for Directors,” above.

Todd Glickman. Mr. Glickman was appointed Chief Financial Officer and Treasurer on October 4, 2024. He joined Navitas in 2015 and progressed through a series of financial leadership roles including Corporate Controller from 2015 to 2018 and Interim CFO from October 2021 to May 2022. Mr. Glickman has more than 18 years of experience in finance, accounting and corporate development. He holds a B.B.A. in Finance, Investment and Banking from the University of Wisconsin – Madison and an MBA from the University of Southern California.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Policies and Practices

We adhere to the following policies and practices to help ensure that our overall executive compensation program reflects sound practices and drives performance on key financial measures.

What We Do		What We Don’t Do
☑	Independent Compensation Committee. Our compensation committee is comprised solely of directors determined to be independent under applicable SEC and Nasdaq rules.	☒	No Hedging. We prohibit employees, including our executive officers, from engaging in transactions or arrangements that are intended to increase in value based on a decrease in value of company stock.
☑	Independent Compensation Advisor. Our compensation committee has engaged an independent compensation consultant to provide the committee with independent guidance and analysis.	☒	No Repricing. Our equity incentive plan prohibits repricing of out-of-the-money options or stock appreciation rights to a lower exercise or strike price without approval of our stockholders.
☑	Annual Review. Our compensation committee annually reviews executive compensation against industry benchmarks and survey data, analyzed by the independent compensation advisor.	☒	No Executive Perqs. We do not generally provide perquisites to executives other than benefits with broad-based employee participation that are standard in our industry.
☑	Pay-for-Performance Approach. A majority of our executive officers’ total compensation is subject to annual as well as long-term performance conditions.	☒	No Defined Benefit Plan or SERP. We do not provide a defined benefit plan or Supplemental Executive Retirement Plan (SERP).
☑
Clawback Policy.Our board of directors has implemented a clawback policy to recoup any elements of incentive compensation in the event of a financial restatement involving performance measures upon which compensation was paid.
		☒	No Change-of-Control Gross-Ups. We do not provide excise tax gross-ups related to a change of control of the Company.

Summary Compensation Table

The following table sets forth information concerning the compensation earned for the years indicated by (i) our chief executive officer and (ii) the two most highly compensated executive officers in 2024, other than the chief executive officer, who were serving as executive officers at the end of 2024 (our “named executive officers” or “NEOs”).

Name and principal position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Gene Sheridan President and Chief Executive Officer, and Class I Director	2024	$565,125		$—	$13,962	$579,087
	2023	$541,669		$504,970	$13,362	$1,060,001

Daniel M. Kinzer(3) Chief Operating Officer and Chief Technology Officer, and Class I Director	2024	$462,375		$—	$13,905	$476,280
	2023	$443,751		$309,868	$13,362	$766,981

Todd Glickman(4) Senior Vice President, Chief Financial Officer and Treasurer	2024	$316,949		$325,998	$12,840	$655,787

(1)
Annual bonus amounts are shown in the “Stock Awards” column and reflect performance-based bonuses earned in respect of the year indicated and paid in March of the following year in the form of vested restricted stock units (RSUs). For additional information, see “Annual Bonus” below. For Mr. Sheridan and Mr. Kinzer, amounts shown reflect annual bonuses earned in respect of 2023 and paid in March 2024. For Mr. Glickman, amount shown reflects the grant date value of RSUs awarded to Mr. Glickman in 2024, which vest ratably over four years, and the value of a performance-based annual bonus earned in respect of 2024 and paid in the form of vested RSUs in March 2025.

(2)	Reflects employer matching contributions under Navitas’ 401(k) plan and the dollar value of life insurance premiums paid by the company.

(3)	As previously disclosed, on April 23, 2025, Mr. Kinzer resigned from his executive roles effective May 1, 2025 and as a member of the board effective May 8, 2025. The company intends to enter into an advisory arrangement with Mr. Kinzer to advise the company on gallium nitride technology.

(4)	Mr. Glickman became an executive officer on October 4, 2024. He was not an executive officer in 2023.
.
Employment Arrangements with Named Executive Officers

Before the Business Combination, Navitas had entered into at-will employment agreements with each of its executive officers at the time, which set forth the general terms of employment, including salary, equity incentive compensation and other employee benefits provided to senior executives of the company. In connection with the Business Combination, Mr. Sheridan, Mr. Kinzer and Mr. Glickman entered into new employment agreements, dated as of May 6, 2021 and which became effective upon consummation of the Business Combination on October 19, 2021, on substantially the same terms as their previous employment agreements, except that the new employment agreements do not provide for an equity compensation component or terms. The agreements provide for a minimum annual base salary of $375,000 for Mr. Sheridan, $350,000 for Mr. Kinzer and $275,000 for Mr. Glickman. Each agreement provides that, in the event the employment of the executive is terminated by Navitas without cause, or by the executive for good reason (as cause and good reason are defined in the agreements), the executive will be entitled to severance equal to 12 months’ base salary and continued health care benefits for 12 months. The executives are also entitled to benefits under the Navitas Semiconductor Executive Severance Plan, as further described below. Any benefits provided under the executive severance plan would be in lieu of, and not in addition to, benefits provided under their employment agreements. In connection with Mr. Kinzer’s resignation of his executive roles as described in note 3 to the Summary Compensation Table, and as disclosed in the company’s current report on Form 8-K filed with the SEC on April 29, 2025, provided Mr. Kinzer executes a customary release of claims in favor of the company, Mr. Kinzer will be entitled to receive payments and benefits payable in the event of his resignation for “Good Reason,” as that term is defined in Mr. Kinzer’s employment agreement and the executive severance plan, including a lump-sum payment equal to 12 months of his base salary, 12 months’ continued health care coverage, and a pro rata annual bonus reflecting the portion of 2025 during which he was employed.

The foregoing description of Mr. Sheridan’s, Mr. Kinzer’s and Mr. Glickman’s employment agreements is qualified in its entirety by reference to full text of the agreements, which are filed as Exhibits 10.12, 10.13 and 10.14, respectively, of our 2024 Annual Report.

Annual Incentive Bonus

Executive officers may receive an annual bonus based on Navitas’ achievement of corporate and individual performance goals approved by the board of directors in the first quarter of the applicable year. An executive’s bonus opportunity is stated as a percentage of the executive’s annual base salary, assuming the achievement of a “target” level of performance. Actual bonus amounts may range from 0% to 150% of the target amount, depending on the extent to which the goals are achieved or exceeded. Annual bonuses may be paid in cash or vested restricted stock units following approval by the compensation committee and, in the case of bonuses paid to the CEO, the board of directors.

For 2024, the compensation committee and board of directors established corporate financial performance goals based on revenues, gross margins and cash utilization. The following table sets forth annual bonus levels for our named executive officers for bonuses earned with respect to 2024 and paid in March 2025 in the form of vested restricted stock units.

	Bonus opportunity as % of base salary at target performance	Maximum bonus opportunity as % of base salary	Bonus awarded for 2024
			As % of target opportunity	As % of base salary
Gene Sheridan	100%	150%	0%	0%
Dan Kinzer	75%	112.5%	0%	0%
Todd Glickman	50%	75%	24.6%	12.6%

Executive Severance Plan

On December 27, 2023, upon the recommendation of its compensation committee and considering the advice of the company’s independent compensation consultant, the board of directors approved and adopted the Navitas Semiconductor Executive Severance Plan (the “Severance Plan”) for employees at the level of senior vice president or above, including the company’s named executive officers. The purpose of the plan is to attract and retain qualified executives to assure the present and future continuity, objectivity and dedication of senior management, including in connection with a change in control of the company.

The Severance Plan provides for the payment of severance and other benefits to eligible employees in the event of a termination of their employment by the company without cause or by the executive for good reason, as those terms are defined in the Severance Plan (each, a “Qualifying Termination”). In the event of a Qualifying Termination and subject to the executive’s execution of a general release of liability in favor of the company, the Severance Plan provides the following payments and benefits to covered executives:

•continued payment of base salary following termination for one year in the case of the chief executive officer or six months the case of other covered executives (including the other named executive officers);

•upon attainment of the performance criteria with respect to the annual incentive bonus for the year in which the termination occurs, a pro-rated bonus based on the portion of the year in which the executive was employed before termination, payable over the same period as continued salary payments or thereafter, as applicable; and

•payment of health insurance premiums and continued coverage under the company’s health insurance plans for one year following termination in the case of the chief executive officer or six months in the case of other covered executives (including the other named executive officers).

In the event of a Qualifying Termination during the three-month period before or the 12-month period following a change in control, as defined in the Severance Plan, and subject to the applicable executive’s execution of a general release of liability in favor of the company, the Severance Plan provides the following payments and benefits to covered executives:

•a lump-sum payment equal to the executive officer’s base salary for two years in the case of the chief executive officer or 18 months in the case of other covered executives (including the other named executive officers);

•a lump-sum payment equal to two times the executive officer’s target annual bonus opportunity in the case of the chief executive officer, or 1.5 times the target annual bonus opportunity in the case of other covered executives (including the other named executive officers);

•pro-rated payment of the executive’s annual incentive bonus for the year in which the termination occurs, based on target performance and the portion of the year in which the executive was employed before termination;

•acceleration of vesting of time-based equity awards under the company’s equity incentive plan and, upon achievement of applicable performance goals, acceleration of vesting of performance-based equity awards (other than long-term incentive program (“LTIP”) option awards) based on actual performance; and

•payment of health care insurance premiums and continued coverage under the company’s health insurance plans for two years following termination in the case of the chief executive officer or one year in the case of other covered executives (including the other named executive officers).

The Severance Plan does not provide for a gross-up payment to any of the executive officers, or any other eligible employee, to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 (the “Excise Tax”) of the Internal Revenue Code of 1986, as amended. Instead, the Severance Plan provides that in the event that the payments described above would, if paid, be subject to the Excise Tax, then the payments will be reduced to the minimum extent necessary so that no portion of the payments is subject to the Excise Tax, except that, if the net amount of the payments without such reduction (after giving effect to the Excise Tax and income tax consequences) would be greater than 105% of the reduced amount (after giving effect to income tax consequences), then the net amount without such reduction would be paid.

To the extent any covered executive is entitled to more favorable severance benefits under an employment agreement with the company, similar benefits would not be payable under the Severance Plan, and any benefits payable under the Severance Plan will be in lieu of severance benefits under any such agreement.

The above description is a summary of the terms of the Severance Plan and is subject to, and qualified in its entirety by, the terms of the Severance Plan, a copy of which is filed as Exhibit 10.24 of our 2024 Annual Report.

Outstanding Equity Awards at 2024 Fiscal Year End

The following table provides information on all outstanding option and stock awards held by our named executive officers as of December 31, 2024.

		Option Awards				Stock awards
Name	Grant date	Number of securities underlying unexercised options (#) exercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)(1)	Option exercise price per share ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($) (3)
Gene Sheridan	12/29/21		3,250,000	$15.51	12/29/31

Daniel M. Kinzer(4)	12/29/21		3,250,000	$15.51	12/29/31

Todd Glickman	8/18/19	73,352		$0.21	8/18/29
	4/25/22					20,136	$71,886
	2/1/24					37,500	$133,875
(1)    Consists of long-term incentive performance (“LTIP”) option awards under the Equity Plan. The awards are structured as non-qualified stock options subject to vesting based on the achievement of share price targets and financial performance goals over a seven-year performance period from 2022 through 2028, inclusively. For more information, see “Long-Term Incentive Performance Awards to Executive Officers” below. Mr. Kinzer’s LTIP award terminated in accordance with its terms upon his resignation from the company effective May 1, 2025, as discussed further in note 4 below.
(2)    Consists of unvested restricted stock units (RSUs).
(3)    In accordance with SEC regulations, amounts in this column equal the closing market price per share of our common stock on December 31, 2024 ($3.57), the last trading day of the fiscal year, multiplied by the number of shares underlying the RSU award shown in the adjacent column. Amounts shown in this column do not necessarily represent the fair value for expensing purposes or the fair value of corresponding awards that were expected to vest as of December 31, 2024.
(4)    As previously disclosed, on April 23, 2025, Mr. Kinzer resigned from his executive roles effective May 1, 2025. As a result of such resignation, Mr. Kinzer’s LTIP award terminated in accordance with its terms.

Long-Term Incentive Performance Awards to Executive Officers

Background. Following the completion of the Business Combination and launch of Navitas as a public company in October 2021, the compensation committee, in consultation with the company’s compensation consultant and the board of directors, determined that performance goals for Navitas’ key leaders—including Gene Sheridan, our founding Chief Executive Officer, and Dan Kinzer, our founding Chief Technology Officer and Chief Operating Officer—should focus on financial metrics that directly impact shareholder return over the long term. At the same time, the committee was mindful of the need to design an incentive program for the company’s co-founders that would serve to retain the executives while also rewarding continued business success in the near and medium term. Based on these considerations, the committee determined that a long-term incentive focused on ambitious revenue growth tied to stock price and profitability gains would serve the company’s and stockholders’ interests during the expected key growth years ahead. On this basis, the compensation committee and board approved an award of long-term incentive performance (“LTIP”) awards to Mr. Sheridan and Mr. Kinzer on December 29, 2021.

As these awards are designed to be the exclusive long-term equity incentive component of each executive’s compensation, the executives are not eligible to receive additional annual equity incentive awards until after the conclusion of the seven-year performance period ending December 31, 2028.
Award Design. Each LTIP award is structured as a grant of non-qualified stock options under the Equity Plan to purchase up to 3,250,000 shares of common stock at an exercise price per share equal to the higher of $10.00 or the fair market value of our common stock on the grant date. Accordingly, the exercise price of the LTIP options is $15.51 per share. Each executive’s award is divided into 10 tranches of 325,000 options, with each tranche having a corresponding share price target, revenue target and, for tranches 4-10 only, a target for adjusted EBITDA. Each target value is greater than the respective value in the preceding tranche. The targets for all executives are the same. The share price and performance targets are designed to provide financial rewards to the executives conditioned upon Navitas’ achievement of financial performance milestones which, if realized, would be expected to result in substantial increases in shareholder value over the long-term performance period of these awards. For example, for the executives to receive all targeted incentives would require achievement of a share price of at least $60 and at least $640 million in revenue, or $162 million in adjusted EBITDA, over a four-quarter measurement period (as described below). Such achievements would be expected to result in intrinsic option value roughly equal to 2.5% (for each executive) of the overall increase in shareholder value, based on the company’s approximate capitalization at the time of the awards. The LTIP award goals are ambitious and were based on assumptions subject to known and unknown risks, uncertainties and other important factors at the time of grant. Those risks and uncertainties may cause our actual results, performance or achievements to be materially different from those reflected in the goals. Because of this, LTIP goals should not be understood as predictions or forecasts of future performance or events.

Under the LTIP award design, the share price and financial performance targets can be achieved during any of the rolling, four-consecutive-quarter periods (each a “measurement period”) occurring over the seven-year performance period from the start of 2022 to the end of 2028, inclusively. Options in a given tranche become eligible to vest in full only if, during a single measurement period, that tranche’s share price target is achieved and either the revenue target or, in the case of tranches 4-10, the adjusted EBITDA target for the same tranche is achieved. If all targets for more than one tranche are achieved in the same measurement period, then all options in all such tranches would become eligible to vest, subject to the service-based and other conditions of the award. For a specified share price target to be achieved, the volume-weighted average price per share of our common stock over any 60 consecutive trading days during the applicable measurement period must equal or exceed the specified price. For the financial performance targets to be achieved, they must be validated by the audit committee and certified by the compensation committee of the board of directors as part of their review of Navitas’ financial performance following the completion of the applicable measurement period. Furthermore, vesting will not occur until financial statements for the applicable measurement period, reflecting all components of the achieved financial targets, have been filed by Navitas with the SEC. Lastly, as part of the awards’ purpose as a retention incentive, in no event will options in tranches 1 through 5 vest until the third anniversary of the applicable grant date (December 29, 2024), and in no event will options in tranches 6 through 10 vest until the fourth anniversary of the applicable grant date (December 29, 2025).

For purposes of the LTIP awards, adjusted EBITDA is defined as (i) consolidated net income after tax, plus (ii) interest expense, tax expense, non-cash stock-based compensation expense, depreciation expense and amortization expense, in each case consistent with the reporting of such amounts in our financial statements filed with the SEC. Amounts of revenue and adjusted EBITDA attributable to periods following acquisition transactions will be included in the determination of such amounts. In all cases, vesting is conditioned on the executive remaining a Navitas employee on the applicable vesting date.

Effects of Change in Control on LTIP Options. In the event of a change in control of Navitas, and regardless of whether the executive’s service is terminated in connection with the change in control, any LTIP options that have not become earned and eligible for vesting shall automatically become earned and eligible for vesting if and to the extent such options correspond to one or more tranches having a target price equal to or less than the per share consideration received by Navitas stockholders as a result of the change in control. The revenue and adjusted EBITDA targets are not considered in such cases. Any options that become earned and eligible for vesting in this manner would vest as of the closing of the change in control or as of the three- or four-year anniversary of the grant date (as applicable based on the tranches subject to such vesting), if later, provided in either case that the executive has remained an employee on the vesting date. If the executive’s service is terminated without cause within 12 months after the change in control, any such options that did not vest at the closing of the change in control would vest immediately upon such termination.

Pay Versus Performance

The following table shows (i) the total compensation reported for our CEO and the average total compensation reported for our other named executive officers, or “NEOs,” for the past three fiscal years, as reported in the summary compensation table; (ii) the “compensation actually paid” or “CAP” to our CEO and the average CAP to our other NEOs in the corresponding year; (iii) our cumulative total stockholder return or “TSR”; and (iv) our net income for each year, in each case calculated and presented according to SEC rules. Whereas amounts shown in the summary compensation table on page 17 of this proxy statement reflect fair values of equity awards on the applicable grant dates, the SEC rules governing “pay-versus-performance” disclosure aim to show the relationship between CAP and financial performance in a given year, taking into account changes in the value of equity awards from year to year. CAP calculations are described in further detail in note 2 below, which includes reconciliations to amounts shown in the summary compensation table.

Fiscal Year (a)	Summary Compensation Total for CEO (b)(1)	Compensation Actually Paid (CAP) to CEO (c)(2)	Average Summary Compensation Total for non-CEO NEOs (d)(1)	Average Summary Compensation Actually Paid (CAP) to non-CEO NEOs (e)(2)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return (TSR) (f)	Net Income (h)(3)
2024	$579,087	$(6,008,951)	$566,034	$(1,936,899)	$20.99	$(84,599,000)

2023	$1,060,001	$11,764,262	$669,455	$4,744,960	$47.44	$(145,433,000)

2022	$705,950	$(44,011,320)	$5,502,654	$1,897,421	$20.63	$72,887,000

(1)    Amounts shown in column (b) reflect total compensation reported for our CEO, Mr. Sheridan, for each year in the summary compensation table on page 17 of this proxy statement. Amounts shown in column (d) reflect the average amount of total compensation reported for our non-CEO NEOs in the corresponding year, as reflected in the applicable summary compensation table. For all years, we have provided “scaled disclosure” of our executive compensation in compliance with SEC rules applicable to smaller reporting companies. For 2024, the non-CEO NEOs were Daniel M. Kinzer and Todd Glickman; refer to the summary compensation table on page 17 of this proxy statement. For 2023, the non-CEO NEOs were Mr. Kinzer and Ranbir Singh; refer to the summary compensation table on page 17 of the definitive proxy statement on Schedule 14A for our 2024 annual stockholders’ meeting, filed with the SEC on April 26, 2024. For 2022, the non-CEO NEOs were Dr. Singh and Ron Shelton, then our Chief Financial Officer and Treasurer; refer to the summary compensation table on page 14 of the definitive proxy statement on Schedule 14A for our 2023 annual stockholders’ meeting, filed with the SEC on April 28, 2023. Each of Dr. Singh and Mr. Shelton joined the company in 2022, hence the values for that year include the grant date fair values of recruitment equity awards for each executive.
(2)    Amounts shown in columns (c) and (e) represent “compensation actually paid” or “CAP” to our CEO, and the average CAP to our non-CEO NEOs for the corresponding year. The calculation of CAP according to SEC rules, and reconciliations to total amounts reported in the applicable summary compensation table, are shown in the table below. CAP does not necessarily represent cash or equity value transferred to an NEO without restriction, but rather is a value calculated according to SEC rules by adding or subtracting the accounting values shown below. We do not have a defined benefit plan, so no adjustment for pension benefits is included. Similarly, no awards granted in any prior year failed to meet vesting conditions during any year shown, and no dividends or other earnings have been paid on stock or on equity awards, so no adjustments are included for those items. Fair values were computed in accordance with Accounting Standards Codification (ASC) 718, Stock Compensation, as of the dates indicated below.
[Table appears on following page]

	2024		2023		2022
	CEO	Other NEOs (Average)	CEO	Other NEOs (Average)	CEO	Other NEOs (Average)
NEOs included in non-CEO average		Kinzer, Glickman		Kinzer, Singh		Singh, Shelton
Total reported in summary compensation table	$579,087	$566,034	$1,060,001	$669,455	$705,950	$5,502,654
(Subtract) grant date fair value of equity awards included in summary compensation table total	—	(162,999)	(504,970)	(251,197)	(250,001)	(5,332,608)
Add year-end fair value of equity awards granted in the reported year that were unvested at year-end	—	—	—	—	—	1,727,375
Add (subtract) change in fair value of prior-year awards that did not vest during the reported year, from the end of the prior year to the end of the reported year	(2,551,250)	(1,366,237)	6,417,470	3,329,369	(32,656,870)	—
Add (subtract) change in fair value of prior-year awards that vested during the reported year, from the end of the prior year to the vesting date	504,972	237,259	4,541,760	908,352	(11,810,400)	—
Add fair value of awards that were granted and vested in the reported year, as of the vesting date	(4,541,760)	(1,210,955)	250,001	88,981	—	—
Compensation actually paid (CAP)	$(6,008,951)	$(1,936,899)	$11,764,262	$4,744,960	$(44,011,321)	$1,897,421

(3)    Net income in each year was significantly affected by non-operating gains and losses. Specifically, net income in 2024 and 2023 included a gain of $36.6 million and a loss of $33.8 million, respectively, resulting from changes in the fair value of earnout liabilities. Net income in 2022 included a gain of $121.7 million resulting from a change in fair value of earnout liabilities, and a gain of $51.8 million resulting from a change in fair value of our previously issued warrants. For more information, see our consolidated financial statements included in Item 8 of Part II of our 2024 Annual Report and our annual reports on Form 10-K for the years ended December 31, 2023 and 2022, filed with the SEC on March 6, 2024 and April 3, 2023, respectively.

The charts below show, for the past three years, the relationships between compensation actually paid (CAP) and cumulative total stockholder return, and between CAP and net income. Note that changes in CEO CAP from year to year result from the relationship between the fair values of Mr. Sheridan’s outstanding LTIP option award and stock price movement. For additional information about the LTIP award, see “Outstanding Equity Awards at 2024 Fiscal Year End ” and “Long-Term Incentive Performance Awards to Executive Officers,” above.

Compensation Actually Paid vs. Net Income*
Compensation Actually Paid ($M)
Net Income ($M)
20
10
0
-10
-20
-30
-40
-50
100
60
20
-20
-60
-100
-140
-180
$72.9M
$11.8
$4.7
$1.9
$(6.0)
$(1.9)
$(84.6)M
$(145.4)M
$(44.0)
2022
2023
2024
CEO CAP
Other NEO CAP
Net Income

Restrictions on Short Sales or Speculative Transactions

Our executive officers are subject to restrictions on short sales and speculative transactions that apply to all directors, officers and employees. For information about such restrictions, see “Board of Directors and Corporate Governance—Restrictions on Short Sales or Speculative Transactions by All Directors and Employees,” above.

Non-employee Director Compensation in Fiscal Year 2024

The following table sets forth information concerning the compensation of our non-employee directors for the year ended December 31, 2024. The compensation of director Gene Sheridan, who is an employee of the company (and the compensation of Daniel M. Kinzer, a former employee of the company), is fully reflected in the summary compensation table and related discussion above. Employee directors do not receive additional compensation for their service as directors.

Non-employee director	Fees earned or paid in cash ($) (1)	Stock awards ($) (2)	Total ($)
Brian Long	$87,500	$140,000	$227,500
Richard J. Hendrix	$72,500	$140,000	$212,500
David Moxam	$70,000	$140,000	$210,000
Dipender Saluja	$55,000	$140,000	$195,000
Gary K. Wunderlich, Jr.	$50,000	$140,000	$190,000
Ranbir Singh (3)	$4,402	$69,602	$74,004

(1)     Reflects the total amount of annual fees for the applicable roles set forth in the table below. Cash fees are paid to non-employee directors on a quarterly basis in arrears. The following components of non-employee director compensation were approved by the board of directors based on advice received from the company’s compensation consultant. Committee chairs receive two times the fee paid to other committee members.

Component	Fee Per Year
Non-employee director annual retainer	$45,000
Lead independent director	$20,000
Audit committee member (chair paid 2x)	$10,000
Compensation committee member (chair paid 2x)	$7,500
Governance and sustainability committee member (chair paid 2x)	$5,000
(2)    Reflects awards of 31,460 restricted stock units (“RSUs”) for the 2024-2025 board term, which were granted to each non-employee director on June 7, 2024, the date of the 2024 annual stockholders’ meeting (except Dr. Singh, who joined the board on November 26, 2024 and received a pro-rated award on that date as described in note 3 below). Under Navitas’ non-employee director compensation program, non-employee directors receive annual RSU grants with an aggregate fair market value on the grant date of $140,000. Awards are granted under and subject to the Equity Plan and customary award agreements under the Equity Plan. Unless modified or rescinded by the board of directors before the grant date, RSU awards are granted automatically to reelected and continuing non-employee directors on the date of the annual stockholders’ meeting. Awards vest in full immediately prior to the director election at the subsequent annual stockholders’ meeting, subject to the director’s continued service on the board at that time and provided the subsequent meeting is held within 30 days of the anniversary of the previous year’s meeting (otherwise the awards vest one year following the grant date, subject to the director’s continued service at that time). Vesting results in the delivery of one share of common stock on or promptly following the vesting date, subject to the terms and conditions of the Equity Plan and applicable company policies. The board of directors retains the discretion to rescind or limit non-employee director RSU awards prior to the grant date, or to modify the non-employee director compensation program.
(3)    Cash amount is prorated to reflect the portion of the fourth quarter of 2024 during which Dr. Singh was a member of the board. Stock amount reflects the value of a grant of 16,377 RSUs, which reflects the number of RSUs granted to other non-employee directors for the 2024-2025 board term, prorated to reflect the portion of that term during which Dr. Singh will have been a member of the board.

Equity Compensation Plan Information

The following table sets forth information concerning compensation plans under which equity securities were authorized for issuance as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price per share of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	17,605,757(1)	$12.74(2)		9,818,879
Equity compensation plans not approved by security holders	—		0	—
Total	17,605,757			9,818,879
(1)    Consists of 7,999,357 shares underlying options and 9,606,400 shares underlying restricted stock units (RSUs).
(2)    Reflects the weighted-average exercise price of outstanding options only. RSUs are not assigned an exercise price.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are conducting a stockholder advisory vote on executive compensation as disclosed in the summary compensation table and related disclosures of this proxy statement. While this advisory vote, commonly referred to as a “Say-on-Pay,” is not binding, our board of directors and the compensation committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

2024 Annual Meeting Say-on-Pay Results

At our 2024 annual stockholders’ meeting, stockholders approved the Say-on-Pay resolution by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
96,268,610	2,653,244	1,138,412	40,169,926

Frequency of Say-on-Pay Votes

At our 2024 annual stockholders’ meeting, stockholders voted on their preferred frequency for Say-on-Pay votes, as among a frequency of once every one, two or three years. Stockholders overwhelmingly voted for a frequency of once every year, consistent with the recommendation of the board of directors. Accordingly, the compensation committee and the board intend to conduct Say-on-Pay votes annually.

Say-on-Pay Resolution for the 2025 Annual Meeting

In accordance with Section 14A of the Securities Exchange Act of 1934, as added by the Dodd-Frank Act, we are asking stockholders to approve the following advisory resolution at the 2025 annual stockholders’ meeting:

RESOLVED, that the stockholders of Navitas Semiconductor Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the summary compensation table and the related narrative discussion in the proxy statement for the Company’s 2025 annual stockholders’ meeting.

Required Vote and Recommendation of the Board for Proposal 2

Under our bylaws, the affirmative vote of a majority of the votes cast on the proposal is required to approve Proposal 2. Abstentions and broker non-votes will not be counted for or against the proposal and, as a result, will have no effect on the outcome of the vote.

The board of directors unanimously recommends voting “for” the approval of the advisory resolution on executive compensation.

BENEFICIAL OWNERSHIP BY DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS
The following table sets forth the beneficial ownership of our common stock by (i) each current director (including director nominees); (ii) each “named executive officer” set forth in the summary compensation table; (iii) all directors and executive officers as a group; and (iv) each person known to us to own or control more than five percent of our outstanding common stock. Information is as of March 31, 2025 (the “Table Date”) except as noted.
Beneficial ownership is determined according to SEC regulations, which generally provide that a person “beneficially owns” a security if the person has or shares voting or investment power over the security. A person also “beneficially owns” securities underlying options, restricted stock units (“RSUs”) or other derivative instruments which are exercisable or convertible into the security within 60 days.
Unless otherwise noted, we believe all persons in the table below have sole voting and investment power of all shares beneficially owned by them. Unless otherwise noted, the address of each person shown, as of the Table Date, is c/o Navitas Semiconductor Corporation, 3520 Challenger Street, Torrance, CA 90503-1640.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock (1)
Directors, director nominees and named executive officers
Gene Sheridan(2)	4,937,007	2.6%
Daniel M. Kinzer	4,388,353	2.3%
Cristiano Amoruso(3)	—	*
Richard J. Hendrix(4)	1,726,255	*
Brian Long(5)	9,913,689	5.2%
David Moxam	867,848	*
Dipender Saluja(6)	9,228,770	4.8%
Ranbir Singh(7)	25,060,295	13.1%
Gary K. Wunderlich, Jr.(8)	1,825,473	1.0%
Todd Glickman	693,491	*

All directors and executive officers as a group (9 persons)	57,378,181	29.9%

Five Percent Holders:
SiCPower, LLC and Ranbir Singh(7)	25,060,295	13.1%
Blackrock, Inc.(9)	10,296,368	5.4%
Atlantic Bridge III LP(10)	9,866,500	5.1%
The Vanguard Group (11)	9,707,773	5.1%

* Less than 1%
(1)    Ownership percentages are based on 191,763,399 shares of common stock outstanding on the Table Date. None of the listed persons holds options, RSUs or other derivative instruments which are exercisable or convertible into common stock within 60 days of the Table Date.
(2)    Shares reported consist of (i) 2,149,631 shares held directly by Mr. Sheridan; (ii) 1,226,044 shares held by The Eugene and Melissa Sheridan Trust, as to which Mr. Sheridan shares voting and investment power; (iii) 800,000 shares held by The Lolas Trust, which may be deemed to be beneficially owned by Mr. Sheridan but as to which Mr. Sheridan disclaims beneficial ownership; and (iv) 761,332 shares held by The GaNFast Trust. Of the reported shares, 800,000 shares held by The Eugene and Melissa Sheridan Trust and 600,000 shares held by The GaNFast Trust have been pledged as security for the repayment by Mr. Sheridan of a line of credit which, as of the Table Date, had an outstanding principal balance of $1,850,000.
(3)    Mr. Amoruso was appointed to the board of directors on May 8, 2025 and beneficially owns zero shares as of the Table Date and the date of this proxy statement.
(4)    Includes 1,263,000 shares held by Live Oak Sponsor Partners II, LLC (“Live Oak Sponsor”). Mr. Hendrix is a managing member of Live Oak Sponsor and may be deemed to beneficially own the shares held by Live Oak Sponsor.

(5)    Shares reported consist of (i) 47,189 shares held directly and (ii) the shares beneficially owned by Atlantic Bridge III LP and affiliates as described in Note 10.
(6)    Shares reported consist of (i) 47,189 shares held directly; (ii) 5,944,420 shares held by Capricorn-Libra Investment Group, LP (“CLIG”); and (iii) 3,237,161 shares held by Technology Impact Fund, LP (“TIF”). Capricorn-Libra Partners, LLC (“CLP”) is the general partner of CLIG. Mr. Saluja is the sole managing member of CLP and may be deemed to have beneficial ownership of the shares held by CLP. TIF Partners, LLC (“TIFP”) is the general partner of TIF. TIFP is owned by Dipender Saluja (50%) and Ion Yadigaroglu (50%), who may be deemed to share beneficial ownership of the shares held by TIF. The business address of CLIG, TIF, CLP and TIFP is 250 University Avenue, Palo Alto, CA 94301.
(7)    Shares reported consist of (i) 177,134 shares held by Ranbir Singh individually and (ii) 24,883,161 shares held by SiCPower, LLC, of which the sole member is an irrevocable trust for which Dr. Singh acted as grantor, and for which the sole manager is Dr. Singh, who has sole voting and investment power over the shares. The address of SiCPower, LLC is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808-1674.
(8)    Includes 1,263,000 shares held by Live Oak Sponsor. Mr. Wunderlich is a managing member of Live Oak Sponsor and may be deemed to beneficially own the shares held by Live Oak Sponsor.
(9)    Based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission (SEC) on November 8, 2024, Blackrock, Inc. reported beneficial ownership of 10,296,368 shares, representing 5.6% of the company’s outstanding common stock as of September 30, 2024. According to the Schedule 13G, Blackrock, Inc. had sole voting power with respect to 10,076,338 shares and sole dispositive power with respect to 10,296,368 shares. The address of Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001. The company has not independently verified the information contained in the Schedule 13G and makes no representation as to its accuracy or completeness. The information is reported as of the date of the Schedule 13G and may not reflect current holdings.
(10)    Shares reported consist of (i) 8,866,500 shares held by Atlantic Bridge III LP (“AB III”) and (ii) 1,000,000 shares held by China Ireland Growth Technology Fund II, L.P. (“CIGTF II”), an affiliate of AB III. The general partner of AB III is Atlantic Bridge III GP Limited (“AB III GP”). The general partner of CIGTF II is China Ireland Growth Technology Fund II GP, L.P. (“CIGTF II GP”), whose general partner is China Ireland Growth Technology Fund II GP Limited (“CIGTF GP Limited”). Atlantic Bridge Services Limited (“ABSL”) is a 50% shareholder in CIGTF GP Limited. Each of ABSL, AB III GP and CIGTF II GP Limited have common directors, some of whom are also shareholders in ABSL. Brian Long, a director of Navitas, is a shareholder in ABSL and is a director of each of AB III GP and CIGTF II GP Limited. The address of AB III, CIGTF II and AB III GP is 22 Fitzwilliam Square, Dublin 2, Ireland, and the address of CIGTF II GP, ABSL and CIGTF GP Limited is P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.
(11)    Based solely on information contained in a Schedule 13G/A filed with the SEC on November 12, 2024, The Vanguard Group reported beneficial ownership of 9,707,773 shares, representing 5.3% of the company’s outstanding common stock as of September 30, 2024. According to the Schedule 13G, The Vanguard Group had sole voting power with respect to zero shares, shared voting power with respect to 101,606 shares, sole dispositive power with respect to 9,491,927 shares and shared dispositive power with respect to 215,846 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The company has not independently verified the information contained in the Schedule 13G/A and makes no representation as to its accuracy or completeness. The information is reported as of the date of the Schedule 13G/A and may not reflect current holdings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Under the SEC’s disclosure rules, a “related person” is a director, executive officer, nominee for director, or holder of more than five percent of our outstanding common stock since the beginning of the last fiscal year, and their immediate family members. A “related person transaction” is a transaction or series of transactions in which the company is a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.
The following is a description of each transaction since January 1, 2023, and each transaction which is currently proposed or which includes obligations that have yet to be performed, in which:
•we have been or are to be a participant;
•the amount involved exceeds or will exceed $120,000; and
•any of our directors, executive officers or beneficial owner of more than five percent of our common stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Business Combination Earnout Shares
Under the Business Combination Agreement, dated as of May 6, 2021, among our company (then named Live Oak Acquisition Corp. II), Legacy Navitas and the other parties thereto, the former stockholders of Legacy Navitas and certain employees of the company have the contingent right to receive up to a total of 10,000,000 shares of Navitas common stock (“Earnout Shares”) from the company if our stock price achieves certain price targets before October 19, 2026. Eligible recipients of Earnout Shares include:
•holders of Legacy Navitas shares immediately before the closing of the Business Combination on October 19, 2021, including certain of our directors and their affiliates as set forth in the table below, and their successors in interest (whether or not any such persons remain directors or affiliates, or hold other Navitas shares, at the time the issuance of Earnout Shares is triggered); and
•employees of the company who held Legacy Navitas stock options or other equity awards immediately before the closing of the Business Combination on October 19, 2021, and who remain employees at the time the issuance of Earnout Shares is triggered.
Specifically, if the volume-weighted average closing sale price of our common stock over any 20 trading days within a 30 consecutive trading day period occurring between March 19, 2022 and October 19, 2026 (such average price over such period is referred to as the “target price”) equals or exceeds $12.50 per share, then one-third of the Earnout Shares would be issued on a pro rata basis to eligible recipients at that time. If our common stock achieves a target price of $17.00 per share, an additional one-third of the Earnout Shares would be issued, and if our common stock achieves a target price of $20.00 per share, the final one-third of the Earnout Shares would be issued, in each case on a pro rata basis to eligible recipients at such time. If none of the target prices are achieved on or before October 19, 2026, then none of the Earnout Shares will be issued and any rights to Earnout Shares will be forfeited. As of the date of this proxy statement, none of the Earnout Shares have been issued. The number of Earnout Shares and all of the target prices are subject to equitable adjustment in case of stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions.
The following table sets forth the directors and officers of the company and their affiliates who are eligible to receive the respective number of Earnout Shares shown.

Related persons eligible to receive Earnout Shares*	Maximum number of Earnout Shares subject to issuance
Dipender Saluja, Class II director, and affiliates	1,010,907
Brian Long, Class II director and lead independent director, and affiliates	932,028
Gene Sheridan, Class I director, chair, president and CEO, and affiliates	820,608
Dan Kinzer, former Class I director, former Chief Technology Officer and Chief Operations Officer	511,347
David Moxam, Class II director	20,956
Total	3,295,846

* For additional information about the beneficial ownership of Navitas common stock by related persons and their affiliates, see “Beneficial Ownership by Directors, Officers and Principal Stockholders,” above.

If, before October 19, 2026, there is a change in control of Navitas (as defined in the Business Combination Agreement) in which Navitas or its stockholders have the right to receive consideration implying a value per share of Navitas common stock equal to or greater than one or more of the target prices specified above, then the corresponding number of Earnout Shares would be issued to eligible recipients immediately before the closing of the change in control, and any rights to other Earnout Shares would be forfeited.
The foregoing description of the earnout terms of the Business Combination Agreement is qualified in its entirety by reference to the complete text of Section 4.03 and other applicable provisions of the Business Combination Agreement, which is filed as Exhibit 2.1 to our 2024 Annual Report.
Sponsor Earnout Shares
Navitas is party to a letter agreement with Live Oak Sponsor Partners II, LLC (“Live Oak Sponsor”), as amended on May 6, 2021. Live Oak Sponsor sponsored the formation of our company in 2020 as a special-purpose acquisition company named Live Oak Acquisition Corp. II (“Live Oak”), at which time it was unaffiliated with Navitas. Live Oak subsequently completed a business combination with Legacy Navitas and changed the name of the company to our current name, Navitas Semiconductor Corporation. Each of Richard J. Hendrix and Gary K. Wunderlich, Jr., who are directors of Navitas, is a managing member of Live Oak Sponsor and has a pecuniary interest in certain of the shares held by Live Oak Sponsor, including but not limited to certain of the Sponsor Earnout Shares discussed below. For information about the shares beneficially owned by Live Oak Sponsor, Mr. Hendrix and Mr. Wunderlich, see “Beneficial Ownership by Directors, Officers and Principal Stockholders” and notes 4 and 8 thereto, above. The letter agreement provides that up to 20% of Navitas common stock held by Live Oak Sponsor at the closing of the Business Combination on October 19, 2021 (1,263,000 shares) (the “Sponsor Earnout Shares”) are subject to vesting and potential forfeiture, and cannot be transferred by Live Oak Sponsor, unless the volume-weighted average closing sale price of our common stock for any 20 trading days within a 30 consecutive trading day period occurring between March 19, 2022 and October 19, 2026 (such average price over such period is referred to as the “target price”) equals or exceeds certain targets provided in the letter agreement. The target prices and the method of their calculation are the same as those provided under the Business Combination Agreement with respect to the Earnout Shares issuable to Legacy Navitas stockholders and their affiliates, as described above under “Business Combination Earnout Shares.” Specifically, if our common stock achieves a target price of $12.50 per share, then one-third of the Sponsor Earnout Shares would vest and become transferable by Live Oak Sponsor. If our common stock achieves a target price of $17.00 per share, an additional one-third of the Sponsor Earnout Shares would vest and become transferable, and if our common stock achieves a target price of $20.00 per share, the final one-third of the Sponsor Earnout Shares would vest and become transferable. Any Sponsor Earnout Shares which do not vest on or before October 19, 2026 will be forfeited and cancelled. As of the date of this proxy statement, none of the Sponsor Earnout Shares have vested. The price targets applicable to the the Sponsor Earnout Shares are subject to equitable adjustment in case of stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions.

Lock-Up Agreements in Connection with Business Combination
Sponsor Lock-Up Agreement. Under the same letter agreement with Live Oak Sponsor described in the previous two paragraphs, 80% of Navitas common stock held by Live Oak Sponsor at the closing of the Business Combination on October 19, 2021 (5,052,000 shares) were subject to lock-up restrictions over the three-year period following that date. Specifically, one-third of those shares could not be transferred before October 19, 2022 unless the reported closing price of our common stock equaled or exceeded $12.00 per share on any 20 trading days within a 30 consecutive trading day period commencing after March 17, 2022. An additional one-third of those shares could not be transferred before October 19, 2023 unless the closing price of our common stock over an equivalent period equaled or exceeded $17.00 per share. The final one-third of those shares could not be transferred before October 19, 2024 unless the closing price of our common stock over an equivalent period equaled or exceeded $20.00 per share. Pursuant to these provisions, 1,684,000 shares held by Live Oak Sponsor were released from the lock-up restrictions on October 19 of 2022, 2023 and 2024.
Legacy Navitas Lock-Up Agreements. On May 6, 2021, Legacy Navitas, Live Oak and certain key Legacy Navitas shareholders entered into Lock-Up Agreements, whereby each of the key Legacy Navitas shareholders agreed not to sell or offer to sell Navitas securities beneficially owned by them following the closing of the Business Combination for certain periods of time. Among others, Gene Sheridan, Daniel Kinzer, Todd Glickman, The Eugene and Melissa Sheridan Trust, Atlantic Bridge III LP, MalibuIQ LLC, Technology Impact Fund, LP and Capricorn-Libra Investment Group entered into Lock-Up Agreements. Gene Sheridan and Daniel Kinzer were members of the Legacy Navitas board and are current Class I members of our board of directors. Mr. Glickman is Senior Vice President, Finance and at the time was Interim Chief Financial Officer and Treasurer. The Eugene and Melissa Sheridan Trust, Atlantic Bridge III LP, Technology Impact Fund, LP, and Capricorn-Libra Investment Group, are current stockholders and MalibuIQ LLC is a former stockholder, and each of them is affiliated with members of our board of directors and executive officers as described in “Beneficial Ownership by Directors, Officers and Principal Stockholders”, above. Transfer restrictions under all of the Lock-Up Agreements, except those with Mr. Sheridan (and his affiliates) and Mr. Kinzer, ended on October 19, 2022, the one-year anniversary of the closing of the Business Combination. The Lock-Up Agreements with Mr. Sheridan (and his affiliates) and Mr. Kinzer provide that the shares of common stock held by them at the closing of the Business Combination would be released from lock-up restrictions in equal installments on the first three anniversaries of that closing. Pursuant to these provisions, 1,025,348 of the shares of Navitas common stock held by Mr. Sheridan and his affiliates, and 1,106,678 of the shares held by Mr. Kinzer, were released from the lock-up restrictions on October 19, 2022, 2023 and 2024. The shares were subject to earlier release from the lock-up restrictions if our stock price had reached the price targets applicable to the Earnout Shares described above.
Indemnification Agreements
Our current certificate of incorporation and bylaws, each of which became effective upon consummation of the Business Combination, contain provisions limiting the liability of executive officers and directors, and our bylaws provide that Navitas will indemnify each of our executive officers and directors to the fullest extent permitted under Delaware law.
In connection with the Business Combination, we entered into new indemnification agreements with all of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify those persons against any and all expenses incurred by them because of their status as a director, executive officer or employee to the fullest extent permitted by Delaware law, our certificate of incorporation and our bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, Navitas will advance all expenses incurred by those directors, executive officers and employees in connection with a legal proceeding involving their status as a director, executive officer or key employee.
The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the company and its stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the complete text of the agreement, which is filed as Exhibit 10.8 to our 2024 Annual Report.

Agreement with Ranbir Singh and SiCPower, LLC
On April 23, 2025, we entered into an agreement with Ranbir Singh, a member of our board of directors, and SiCPower, LLC, a stockholder affiliated with Dr. Singh as described above under “Beneficial Ownership by Directors, Officers and Principal Stockholders.”
Pursuant to the agreement, the company accepted the resignation of Mr. Sheridan as chair of the board and appointed Mr. Hendrix as chair. The company also agreed to nominate a new independent director as a Class I director on the board, to be identified and recommended by Dr. Singh to the Governance and Sustainability Committee of the Board, subject to the committee’s approval in accordance with customary procedures for new director candidates. The agreement provides for customary replacement procedures in the event the new director ceases to serve as a director. Pursuant to the agreement, Dr. Singh recommended, the Governance and Sustainability Committee approved and, on May 8, 2025, the board of directors appointed Mr. Amoruso to a Class I directorship. Under the terms of the agreement, the company also accepted Mr. Kinzer’s resignation from the board effective upon Mr. Amoruso’s appointment. The company intends to enter into an advisory arrangement with Mr. Kinzer to advise the Company on gallium nitride technology.

The company further agreed to form an Executive Steering Committee of the board, to be chaired by Dr. Singh and with Mr. Hendrix and Mr. Moxam as members. The board has delegated to the Executive Steering Committee responsibility for the oversight of certain strategic matters, including to review and offer recommendations on capital allocation, expense management, certain senior hiring and succession planning processes.

Pursuant to the agreement, Dr. Singh and SiCPower, LLC agreed to abide by certain customary standstill restrictions and voting commitments, which remain in effect until the date that is 30 days prior to the deadline for submission of stockholder nominations of candidates for election to the board at our 2026 annual meeting of stockholders.

For more information about the agreement with Dr. Singh and SiCPower, LLC, a copy of which is included as Exhibit 10.1 of our current report on Form 8-K, filed with the SEC on April 29, 2025.

Related Person Transaction Policy

We have a written policy on related party transactions which applies to all directors, officers and employees. The policy provides for review and oversight requirements and related procedures with respect to transactions in which: (i) Navitas was, is or will be a participant; (ii) the amount involved exceeds $120,000; and (iii) any related party had, has or will have a direct or indirect material interest. The policy defines “related party” to include not only parties set forth under the definitions contained in SEC rules (as described in the first paragraph of this section, above) but also to include additional parties such as controlled affiliates of the company. All related party transactions must be reviewed by our general counsel for potential conflict of interest situations and related matters on an ongoing basis. When review and oversight by the audit committee is required under the policy, the committee must be provided with the details of the transaction, including, but not limited to, the terms of the transaction, the business purpose of the transaction and the benefits to the company and to the other party. The policy seeks to ensure that all related party transactions are conducted at arm’s-length, on terms that are fair to the company and in the best interests of Navitas and its stockholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our independent registered public accounting firm for the years ended December 31, 2024 and 2023 was Moss Adams LLP (“Moss Adams”). Previously our independent registered public accounting firm was Deloitte & Touche LLP (“Deloitte”). The effective date of the change from Deloitte to Moss Adams was July 19, 2023. As previously disclosed, on March 27, 2025, the audit committee of our board of directors approved the appointment of KPMG LLP as the Company’s independent registered public accounting firm and, in connection with that action, approved the dismissal of Moss Adams as the Company’s independent registered public accounting firm. Aggregate fees for professional services rendered to Navitas Semiconductor Corporation by Moss Adams for 2024, and by Moss Adams and Deloitte for 2023, were as follows:

	2024	2023
	Moss Adams	Moss Adams	Deloitte	Total
Audit Fees	$2,023,784	$840,000	$196,000	$1,036,000
Audit Related Fees	—	100,000	—	100,000
Tax Fees	—	—	261,000	261,000
All Other Fees	—	8,000	242,000	250,000
Total	$2,023,784	$948,000	$699,000	$1,647,000

Audit Fees. Moss Adams was engaged as our independent registered public accounting firm to audit our financial statements for the years ended December 31, 2024 and 2023, and to perform services in connection with our registration statements during the period of their engagement.

Audit Related Fees. Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements but are not reported in the prior paragraph.

Tax Fees. Consist of fees for tax compliance, tax advice, and tax planning.

Auditor Independence. The audit committee of our board of directors has considered the non-audit services provided by Moss Adams during the periods of their engagement and determined that the provision of such services had no effect on Moss Adams’ independence from Navitas during such periods.

Audit Committee Pre-Approval Policy and Procedures

The audit committee must review and pre-approve all audit and non-audit services provided by the independent registered public accounting firm, and has adopted a Pre-Approval Policy. In conducting reviews of audit and non-audit services, the audit committee will determine whether the provision of such services would impair the auditor’s independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the audit committee specifically provides for a different period.

Requests or applications to provide services that require pre-approval by the audit committee must be accompanied by a statement of the independent auditors as to whether, in the auditor’s view, the request or application is consistent with the SEC’s and the Public Company Accounting Oversight Board’s rules on auditor independence. Each pre-approval request or application must also be accompanied by documentation regarding the specific services to be provided.

The audit committee has not waived the pre-approval requirement for any services rendered by Moss Adams or Deloitte to the company. All of the services provided by Moss Adams or Deloitte to Navitas described above were pre-approved by the audit committee.

Report of the Audit Committee

In accordance with the audit committee charter, the audit committee oversees the company’s financial reporting process on behalf of the board of directors. Management is responsible for preparing the financial statements and for designing and implementing the reporting process, including the system of internal controls, and has represented to the audit committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for expressing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles and the effectiveness of internal controls over financial reporting. The audit committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the company’s audited consolidated financial statements contained in the company’s annual report on Form 10-K for the year ended December 31, 2024.

The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board standards, Communications with Audit Committees, as amended. In addition, the committee has discussed with the independent registered public accounting firm the auditors’ independence from the company and its management, including the matters in the written disclosures and letter which were received by the committee from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditors’ communications with the audit committee concerning independence. The audit committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the company is compatible with the auditors’ independence, and concluded that the auditors are independent. Based on the reviews and discussions referred to above, the committee recommended to the board that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2024, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Richard J. Hendrix, Chair
Brian Long
David Moxam

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Upon the approval of the audit committee, we appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the current fiscal year ending December 31, 2025. The board is seeking stockholder ratification of this appointment. Although ratification by stockholders is not required by our bylaws, the charter of the audit committee, or applicable law, and is not a binding proposal, the audit committee and the board believe that requesting ratification by stockholders of the committee’s selection of KPMG as our independent registered public accounting firm is a matter of good corporate practice. Representatives of KPMG are expected to be available at the meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate stockholder questions.

Required Vote and Recommendation of the Board for Proposal 3

Under our bylaws, the affirmative vote of a majority of the votes cast on the proposal is required to approve Proposal 3. Abstentions will not be counted for or against the proposal and, as a result, will have no effect on the outcome of the vote. Broker non-votes are not expected to occur on Proposal 3.

The board of directors unanimously recommends that stockholders vote “For” ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm for the year ending December 31, 2025.

OTHER INFORMATION
Background on Our Status as a Public Company
Navitas Semiconductor Corporation is a Delaware holding company that conducts operations through its wholly owned subsidiaries, including Navitas Semiconductor Limited and GeneSiC Semiconductor LLC. For historical and accounting purposes, our predecessor was the legacy Navitas Semiconductor business, founded in 2014, which we sometimes refer to as “Legacy Navitas.” As an SEC registrant, we were formerly a special-purpose acquisition company named Live Oak Acquisition Corp. II (“Live Oak”), formed in 2020 for the purpose of acquiring a business, at which time it was unaffiliated with Navitas. On October 19, 2021, we completed a business combination in which, among other transactions, Live Oak acquired Navitas Semiconductor Limited and its subsidiaries, changed its name to Navitas Semiconductor Corporation, and began trading on Nasdaq under the trading symbol “NVTS.” We refer to those transactions collectively as the “Business Combination.” We acquired GeneSiC Semiconductor Inc. in August 2022. For more information about the Business Combination, the GeneSiC acquisition and other transactions, see Note 1 to our consolidated financial statements in Part II, Item 8 of our 2024 Annual Report.
References in this proxy statement to “Navitas,” “we,” “our,” “us” and the “company” refer to Legacy Navitas and its predecessors and consolidated subsidiaries before the Business Combination and/or to Navitas Semiconductor Corporation and its consolidated subsidiaries after the Business Combination, as the context suggests.
Our Reduced Disclosure Obligations as a Smaller Reporting Company
As an SEC reporting company, until December 31, 2023 we qualified as an “emerging growth company” and “smaller reporting company” as those terms are defined by SEC regulations. As a result, we were eligible to provide reduced levels of disclosure, sometimes referred to as “scaled disclosure,” in our periodic reports and other SEC filings. For example, scaled disclosure of executive compensation is generally required to cover three, rather than five, executive officers and we have not been required to include a compensation discussion and analysis section in our annual proxy statement. As a result of the value of our market capitalization held by non-affiliated stockholders on June 30, 2023, we became a “large accelerated filer,” and ceased to qualify as an emerging growth company or smaller reporting company, in each case as of December 31, 2023. As a large accelerated filer, our periodic SEC filings in 2024 were subject to shorter deadlines, and we did not qualify for scaled disclosure for our quarterly report on Form 10-Q for the quarter ended March 31, 2024. However, as a result of the value of our market capitalization held by non-affiliated stockholders on June 30, 2024, we once again became a “smaller reporting company,” thereby qualifying for scaled disclosure beginning with our quarterly report on Form 10-Q for the quarter ended June 30, 2024. On the same basis we again became a “non-accelerated filer” on December 31, 2024. Consequently, in our disclosures relating to the year ended December 31, 2024, including those in our 2024 Annual Report and this proxy statement, we have provided scaled disclosure available to smaller reporting companies. Accordingly, our executive compensation disclosure, pay versus performance analysis, related-party transaction reporting, and other disclosures in this proxy statement comply with the requirements for smaller reporting companies where applicable. As a result of these reduced disclosure obligations regarding executive compensation and other aspects of our company, you may not have access to certain information which you may deem important and which other public companies that are not eligible for scaled disclosure are required to provide.

REQUIREMENTS FOR SUBMISSIONS FOR THE 2026 ANNUAL STOCKHOLDERS’ MEETING
Generally
This section describes the deadlines for stockholder submissions relating to our annual stockholders’ meeting to be held in 2026, under applicable SEC regulations and our bylaws, with respect to director nominations for election as well as other business to be transacted at the meeting. To be considered for inclusion in next year’s proxy materials or presented at the 2026 annual meeting, stockholders must comply with the following deadlines and requirements.

Advance Notice Bylaw Deadline
Under our bylaws, notice of director nominations or business proposals (other than Rule 14a-8 proposals described below) must be received by the Corporate Secretary at the address below no earlier than 120 days before, and no later than 60 days before, the first anniversary of the 2025 annual meeting date (i.e., between March 10 and May 9, 2026, inclusively). However, if our 2026 annual meeting is held more than 30 days before or more than 60 days after the first anniversary of the 2025 annual meeting, then to be timely the written notice must be received before the later of (i) the close of business on the 90th day before the 2026 meeting or (ii) the close of business on the 10th day following the day on which we first publicly announce the date of the 2026 meeting. If such a deadline falls on a Saturday, Sunday or U.S. federal holiday, the deadline is extended to the close of the business on the next business day.

Submissions must include all information required by our bylaws, such as, without limitation:
•Ownership details, evidence of record ownership on the record date and continuous ownership through the meeting date.
•Background on nominees or proponents, including material litigation, contracts, or conflicts of interest.
•Written consent from nominees to be named in proxy materials.

SEC Rule 14a-19 (Universal Proxy Rules)
Pursuant to Rule 14a-19 under the Exchange Act, stockholders intending to solicit proxies for director nominees other than the company’s nominees for election at the 2026 annual meeting must provide notice no later than 60 days before the first the anniversary of the 2025 meeting date.

Note that Rule 14a-19 sets a minimum requirement and does not override an earlier deadline under our bylaws. As a result, the notice deadline for director nominations should be understood as the applicable bylaw deadline or the applicable deadline under Rule 14a-19, whichever is earlier. The board of directors may also amend our bylaws to provide for deadlines which are earlier or later than those specified above. If the board amends our bylaws, we will announce the amendment and applicable new deadlines in a current report on Form 8-K, filed with the Securities and Exchange Commission.

SEC Rule 14a-8 Proposals
Pursuant to Rule 14a-8 under the Exchange Act, any proposal that a stockholder intends to be presented at the 2026 annual meeting via the company’s proxy statement and form of proxy must be received by our corporate secretary at our principal executive offices at the address below no later than January 29, 2026, unless the 2026 annual meeting is held more than 30 days before or after the date of the 2025 annual meeting, in which case to be timely such stockholder proposals must be submitted a reasonable time before we begin to print and send proxy materials for the 2026 meeting. Stockholder proposals received after the applicable deadline will be considered untimely under Rule 14a-8.

We reserve the right to decline to include in our proxy materials any stockholder’s proposal that does not comply with the rules of the SEC or our bylaws. Our bylaws are included as Exhibit 3.2 to our 2024 Annual Report. For a free paper copy of our bylaws, write, email or call the corporate secretary.

The postal address, telephone number and email address of the corporate secretary are:

Corporate Secretary Navitas Semiconductor Corporation 3520 Challenger Street Torrance, CA 90503-1640 Telephone: +1 (844) 654-2642 Email: secretary@navitassemi.com

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

As permitted by applicable SEC rules, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications, or request to receive electronic copies in future, should contact us. Requests for additional copies or requests for householding for this year or future years should be directed to the corporate secretary in writing or by telephone to the address above.

NAVITAS SEMICONDUCTOR CORPORATION
3520 CHALLENGER STREET
TORRANCE, CA 90503

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**NAVITAS SEMICONDUCTOR CORPORATION**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

**Nominees:**

01) Gene Sheridan
02) Ranbir Singh
03) Cristiano Amoruso

**The Board of Directors recommends you vote FOR the following proposals:**

| | For | Against | Abstain |
|---|---|---|---|
| 2. The approval of an advisory resolution on the compensation of our named executive officers. | ☐ | ☐ | ☐ |
| 3. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025. | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

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A-1

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V75619-P33201

**NAVITAS SEMICONDUCTOR CORPORATION**
**ANNUAL MEETING OF STOCKHOLDERS**
**JULY 8, 2025, 9:30 A.M. PT**
**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The stockholder(s) hereby appoint(s) Paul D. Delva and Todd Glickman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NAVITAS SEMICONDUCTOR CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. PT, on July 8, 2025, at 3520 Challenger Street Torrance, CA 90503, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**

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